                                                                     EXHIBIT 4.3

                         U.S. REVOLVING CREDIT AGREEMENT

                          DATED AS OF DECEMBER 10, 2004

                                      AMONG

                             EMS TECHNOLOGIES, INC.,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                                  SUNTRUST BANK
                             AS ADMINISTRATIVE AGENT

================================================================================

                           SUNTRUST ROBINSON HUMPHREY
                 (A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.)
                                AS LEAD ARRANGER

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                                TABLE OF CONTENTS

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                                                                                                   PAGE
U.S. REVOLVING CREDIT AGREEMENT...................................................................   2

ARTICLE I           DEFINITIONS; CONSTRUCTION.....................................................   2

 SECTION 1.1.       DEFINITIONS...................................................................   2

 SECTION 1.2.       CLASSIFICATIONS OF LOANS AND BORROWINGS.......................................  24

 SECTION 1.3.       ACCOUNTING TERMS AND DETERMINATION............................................  24

 SECTION 1.4.       TERMS GENERALLY; RULES OF INTERPRETATION......................................  25

ARTICLE II          AMOUNT AND TERMS OF THE COMMITMENTS...........................................  25

 SECTION 2.1.       GENERAL DESCRIPTION OF FACILITIES.............................................  25

 SECTION 2.2.       REVOLVING LOANS...............................................................  26

 SECTION 2.3.       PROCEDURE FOR REVOLVING BORROWINGS............................................  26

 SECTION 2.4.       SWINGLINE COMMITMENT..........................................................  26

 SECTION 2.5.       PROCEDURE FOR SWINGLINE BORROWING; ETC........................................  27

 SECTION 2.6.       INCREASE OF REVOLVING COMMITMENTS.............................................  28

 SECTION 2.7.       [RESERVED.]...................................................................  29

 SECTION 2.8.       [RESERVED]....................................................................  29

 SECTION 2.9.       FUNDING OF BORROWINGS.........................................................  29

 SECTION 2.10.      INTEREST ELECTIONS; CONVERSIONS; CONTINUATIONS................................  30

 SECTION 2.11.      TERMINATION OF COMMITMENTS....................................................  31

 SECTION 2.12.      REPAYMENT OF LOANS............................................................  31

 SECTION 2.13.      EVIDENCE OF INDEBTEDNESS......................................................  31

 SECTION 2.14.      OPTIONAL AND MANDATORY PREPAYMENTS............................................  32

 SECTION 2.15.      INTEREST ON LOANS.............................................................  34
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
 SECTION 2.16.      FEES..........................................................................  35

 SECTION 2.17.      EFFECTIVE DATE FOR ADJUSTMENT TO APPLICABLE PERCENTAGE AND APPLICABLE
                    MARGIN........................................................................  36

 SECTION 2.18.      COMPUTATION OF INTEREST AND FEES..............................................  36

 SECTION 2.19.      INABILITY TO DETERMINE INTEREST RATES.........................................  36

 SECTION 2.20.      ILLEGALITY....................................................................  37

 SECTION 2.21.      INCREASED COSTS...............................................................  37

 SECTION 2.22.      FUNDING INDEMNITY.............................................................  38

 SECTION 2.23.      TAXES.........................................................................  39

 SECTION 2.24.      PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS...................  40

 SECTION 2.25.      MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.............................  42

 SECTION 2.26.      LETTERS OF CREDIT.............................................................  43

ARTICLE III         CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT...........................  47

 SECTION 3.1.       CONDITIONS TO EFFECTIVENESS...................................................  47

 SECTION 3.2.       EACH CREDIT EVENT.............................................................  51

 SECTION 3.3.       DELIVERY OF DOCUMENTS.........................................................  52

ARTICLE IV          REPRESENTATIONS AND WARRANTIES................................................  52

 SECTION 4.1.       EXISTENCE; POWER..............................................................  52

 SECTION 4.2.       ORGANIZATIONAL POWER; AUTHORIZATION...........................................  52

 SECTION 4.3.       GOVERNMENTAL APPROVALS AND THIRD PARTY APPROVALS..............................  52

 SECTION 4.4.       FINANCIAL STATEMENTS..........................................................  53

 SECTION 4.5.       LITIGATION AND ENVIRONMENTAL MATTERS..........................................  53

 SECTION 4.6.       COMPLIANCE WITH LAWS AND AGREEMENTS...........................................  54

 SECTION 4.7.       INVESTMENT COMPANY ACT, ETC...................................................  54

 SECTION 4.8.       TAXES.........................................................................  54

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
 SECTION 4.9.       MARGIN REGULATIONS............................................................  54

 SECTION 4.10.      ERISA.........................................................................  54

 SECTION 4.11.      OWNERSHIP OF PROPERTY.........................................................  55

 SECTION 4.12.      DISCLOSURE....................................................................  55

 SECTION 4.13.      LABOR RELATIONS...............................................................  56

 SECTION 4.14.      SUBSIDIARIES..................................................................  56

 SECTION 4.15.      SOLVENCY......................................................................  56

 SECTION 4.16.      INDEBTEDNESS AT CLOSING DATE..................................................  56

 SECTION 4.17.      OFAC..........................................................................  56

 SECTION 4.18.      PATRIOT ACT...................................................................  56

 SECTION 4.19.      DORMANT COMPANIES.............................................................  57

ARTICLE V           AFFIRMATIVE COVENANTS.........................................................  57

 SECTION 5.1.       FINANCIAL STATEMENTS AND OTHER INFORMATION....................................  57

 SECTION 5.2.       NOTICES OF MATERIAL EVENTS....................................................  58

 SECTION 5.3.       EXISTENCE.....................................................................  59

 SECTION 5.4.       COMPLIANCE WITH LAWS, ETC.....................................................  59

 SECTION 5.5.       PAYMENT OF OBLIGATIONS........................................................  59

 SECTION 5.6.       BOOKS AND RECORDS.............................................................  60

 SECTION 5.7.       VISITATION, INSPECTION, ETC...................................................  60

 SECTION 5.8.       MAINTENANCE OF PROPERTIES; INSURANCE..........................................  60

 SECTION 5.9.       USE OF PROCEEDS AND LETTERS OF CREDIT.........................................  60

 SECTION 5.10.      ADDITIONAL SUBSIDIARIES.......................................................  60

 SECTION 5.11.      AMENDMENT TO CANADIAN LOAN DOCUMENTS..........................................  61

 SECTION 5.12.      ADDITIONAL REAL PROPERTY; LEASED LOCATIONS....................................  61

 SECTION 5.13.      DISPUTE RESERVE...............................................................  62

                                       iii

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
 SECTION 5.14.      NOTICES IN CONNECTION WITH MACDONALD DETTWILER CONTRACT.......................  62

 SECTION 5.15.      FURTHER ASSURANCES............................................................  63

ARTICLE VI          FINANCIAL COVENANTS...........................................................  63

 SECTION 6.1.       LEVERAGE RATIO................................................................  63

 SECTION 6.2.       FIXED CHARGE COVERAGE RATIO...................................................  63

 SECTION 6.3.       MINIMUM NET WORTH.............................................................  64

 SECTION 6.4.       MINIMUM EBITDA................................................................  64

ARTICLE  VII        NEGATIVE COVENANTS............................................................  64

 SECTION 7.1.       INDEBTEDNESS..................................................................  64

 SECTION 7.2.       NEGATIVE PLEDGE...............................................................  65

 SECTION 7.3.       FUNDAMENTAL CHANGES...........................................................  66

 SECTION 7.4.       INVESTMENTS, LOANS, ACQUISITIONS, ETC.........................................  66

 SECTION 7.5.       RESTRICTED PAYMENTS...........................................................  67

 SECTION 7.6.       SALE OF ASSETS................................................................  68

 SECTION 7.7.       TRANSACTIONS WITH AFFILIATES..................................................  68

 SECTION 7.8.       RESTRICTIVE AGREEMENTS........................................................  68

 SECTION 7.9.       SALE AND LEASEBACK TRANSACTIONS...............................................  69

 SECTION 7.10.      HEDGING AGREEMENTS............................................................  69

 SECTION 7.11.      AMENDMENT TO ORGANIZATION DOCUMENTS...........................................  69

 SECTION 7.12.      ACCOUNTING CHANGES; CHANGE OF FISCAL YEAR.....................................  69

 SECTION 7.13.      LIMITATION ON LOCATION OF COLLATERAL..........................................  69

ARTICLE VIII        EVENTS OF DEFAULT.............................................................  70

 SECTION 8.1.       EVENTS OF DEFAULT.............................................................  70

ARTICLE IX          THE ADMINISTRATIVE AGENT......................................................  72

                                       iv

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
 SECTION 9.1.       APPOINTMENT OF ADMINISTRATIVE AGENT...........................................  72

 SECTION 9.2.       NATURE OF DUTIES OF ADMINISTRATIVE AGENT......................................  73

 SECTION 9.3.       LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT..................................  74

 SECTION 9.4.       CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT....................................  74

 SECTION 9.5.       RELIANCE BY ADMINISTRATIVE AGENT..............................................  74

 SECTION 9.6.       THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY...........................  74

 SECTION 9.7.       SUCCESSOR ADMINISTRATIVE AGENT................................................  74

 SECTION 9.8.       AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS.................................  75

ARTICLE X           MISCELLANEOUS.................................................................  75

 SECTION 10.1.      NOTICES.......................................................................  75

 SECTION 10.2.      WAIVER; AMENDMENTS............................................................  77

 SECTION 10.3.      EXPENSES; INDEMNIFICATION.....................................................  78

 SECTION 10.4.      SUCCESSORS AND ASSIGNS........................................................  79

 SECTION 10.5.      GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS....................  82

 SECTION 10.6.      WAIVER OF JURY TRIAL..........................................................  83

 SECTION 10.7.      RIGHT OF SETOFF...............................................................  83

 SECTION 10.8.      COUNTERPARTS; INTEGRATION.....................................................  83

 SECTION 10.9.      SURVIVAL......................................................................  83

 SECTION 10.10.     SEVERABILITY..................................................................  84

 SECTION 10.12.     INTEREST RATE LIMITATION......................................................  84

 SECTION 10.12.     CONFIDENTIALITY...............................................................  84

 SECTION 10.13.     WAIVER OF EFFECT OF CORPORATE SEAL............................................  85

                                        v

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Schedules

  Schedule I                 -       Applicable Margin and Applicable Percentage
  Schedule II                -       Real Property
  Schedule 1.1               -       Existing Letters of Credit
  Schedule 4.3               -       Excluded Contractual Obligations
  Schedule 4.5(a)            -       Litigation
  Schedule 4.5(b)            -       Environmental Matters
  Schedule 4.14              -       Subsidiaries and Affiliates
  Schedule 4.16              -       Indebtedness
  Schedule 4.19              -       Assets and Liabilities of Dormant
                                     Companies
  Schedule 7.2               -       Existing Liens
  Schedule 7.4               -       Existing Investments

                                       vi

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Exhibits

  Exhibit A                  -       Form of Assignment and Acceptance
  Exhibit B                  -       Form of Pledge Agreement
  Exhibit C                  -       Form of Revolving Credit Note
  Exhibit D                  -       Form of Security Agreement
  Exhibit E                  -       Form of Subsidiary Guaranty Agreement
  Exhibit F                  -       Form of Swingline Note
  Exhibit G                  -       Form of Trademark Security Agreement
  Exhibit H                  -       Form of Patent Security Agreement
  Exhibit I                  -       Form of Opinion of Counsel to Loan Parties
  Exhibit 2.3                -       Form of Notice of Revolving Borrowing
  Exhibit 2.5                -       Form of Notice of Swingline Borrowing
  Exhibit 2.10               -       Form of Notice of Continuation/Conversion

                         U.S. REVOLVING CREDIT AGREEMENT

            THIS U.S. REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of December 10, 2004 by and among EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders") and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                                   WITNESSETH:

            WHEREAS, the Borrower has requested that the Lenders establish a $25,000,000 revolving credit facility in favor of the Borrower; and

            WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments are willing to establish the requested revolving credit facility for the Borrower.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

            SECTION 1.1. DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

            "ACQUISITION" shall mean any acquisition, whether by stock or other equity purchase, asset purchase, merger, consolidation or otherwise of a Person, of all or substantially all of the assets of a Person or a business line or division of a Person.

            "ADDITIONAL REVOLVING COMMITMENT AMOUNT" shall have the meaning assigned to such term in Section 2.6(a).

            "ADJUSTED LIBOR" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by multiplying (a) LIBOR for such Interest Period by (b) the Statutory Reserve Rate.

            "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the opening paragraph hereof.

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            "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each
Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

            "AFFILIATE" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

            "AGGREGATE REVOLVING COMMITMENTS" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments equal $25,000,000.

            "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "APPLICABLE MARGIN" shall mean, as of any date, with respect to all Eurodollar Loans and all Base Rate Loans outstanding on any date, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I attached hereto, as adjusted and otherwise determined from time to time in accordance with Section 2.17.

            "APPLICABLE PERCENTAGE" shall mean, at any date, with respect to the commitment fee or the letter of credit fee, as the case may be, the percentage per annum determined by reference to the applicable Leverage Ratio in effect on such date as set forth on Schedule I attached hereto, as adjusted and otherwise determined from time to time in accordance with Section 2.17.

            "APPLICABLE PLEDGE AMOUNT" shall mean, in respect of the amount of capital stock or other equity interest of any Foreign Subsidiary to be pledged to the Collateral Agent pursuant to a Pledge Agreement, the lesser of (a) 65% of all outstanding capital stock or other equity interest of such Foreign Subsidiary and (b) the total amount of all outstanding capital stock or other equity interest of such Foreign Subsidiary owned by the Borrower and its domestic Subsidiaries.

            "APPROVED FUND" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "ASSET DISPOSITION" shall have the meaning assigned to that term in
Section 7.6.

            "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section

10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

            "AVAILABILITY PERIOD" shall mean the period from the Closing Date to the Commitment Termination Date.

            "BASE RATE" shall mean the higher of (a) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

            "BORROWER" shall have the meaning given such term in the introductory paragraph hereof.

            "BORROWING" shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or
(b) a Swingline Loan.

            "BUSINESS DAY" shall mean (a) any day other than a Saturday or Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to the foregoing, any day on which dealings in Dollars are carried on the London interbank market.

            "CANADIAN BORROWER" shall mean EMS Technologies Canada, Ltd.

            "CANADIAN COLLATERAL AGENT" shall mean Bank of America, National Association (Canada Branch), in its capacity as "Canadian Collateral Agent" under and as defined in the Intercreditor Agreement, or any other successor who shall become Canadian Collateral Agent pursuant to terms of the Intercreditor Agreement.

            "CANADIAN FACILITY INDEBTEDNESS" shall mean the Indebtedness of the Canadian Borrower owing to the "Lenders" under and as defined in the Canadian Revolving Credit Agreement.

            "CANADIAN LENDERS" shall mean Bank of America, National Association (Canada Branch) and its assigns under the Canadian Revolving Credit Agreement.

            "CANADIAN LOAN DOCUMENTS" shall mean any or all of the Canadian Revolving Credit Agreement and all other instruments, agreements, documents and writings executed in connection therewith.

            "CANADIAN PREPAYMENT AMOUNT" shall mean the Dollar Equivalent of the amount prepaid by the Canadian Borrower in connection with the Canadian Sale and Prepayment Event; provided that such Dollar Equivalent shall be rounded down to the nearest multiple of $500,000.

            "CANADIAN PRO RATA SHARE" shall mean, with respect to each Canadian Lender, the "Pro Rata Share" of such Lender under the Canadian Revolving Credit Agreement.

            "CANADIAN REVOLVING CREDIT AGREEMENT" shall mean that certain Canadian Revolving Credit Agreement dated as of December 10, 2004 among the Canadian Borrower, the Borrower, the Canadian Lenders and Bank of America, National Association, Canada Branch.

            "CANADIAN SALE AND PREPAYMENT EVENT" shall mean the consummation of the sale of Space & Technology / Montreal and the making of the prepayment required under Section 2.11(b)(i) of the Canadian Revolving Credit Agreement.

            "CAPITAL LEASE OBLIGATIONS" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "CASUALTY EVENT" shall mean, with respect to any property (including any interest in property) of the Borrower or any of its Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which the Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

            "CHANGE IN CONTROL" shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower or the Canadian Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower or the Canadian Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower or the Canadian Borrower by Persons who were neither (i) nominated by the then current board of directors or (ii) appointed by directors so nominated.

            "CHANGE IN LAW" shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.21(b), by such Lender's or the Issuing Bank's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "CIBC" shall mean Canadian Imperial Bank of Commerce.

            "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

            "CLOSING DATE" shall mean December 13, 2004.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

            "COLLATERAL" shall mean any property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes without limitation, all "Collateral" under and as defined in the Security Agreement and all "Pledged Collateral" under and as defined under the Pledge Agreement.

            "COLLATERAL AGENT" shall mean SunTrust Bank, in its capacity as "Collateral Agent" under and as defined in the Intercreditor Agreement, or any other successor who shall become Collateral Agent pursuant to terms of the Intercreditor Agreement.

            "COLLATERAL DOCUMENTS" shall mean the Security Agreement, each Pledge Agreement, each Real Estate Document, the Trademark Security Agreement or the Patent Security Agreement, or any or all of the foregoing and any other agreement or instrument now or hereafter existing pursuant to which Liens are granted to the Collateral Agent or the Administrative Agent to secure any of the Obligations.

            "COMMITMENT" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

            "COMMITMENT TERMINATION DATE" shall mean the earliest of (a) December 9, 2007 and (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

            "CONSOLIDATED EBITDA" shall mean, for the Consolidated Parties for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) without duplication and only to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, and (iv) such "add-backs" or adjustments as are scheduled and approved by the Administrative Agent in its sole discretion.

            "CONSOLIDATED FIXED CHARGES" shall mean, for the Consolidated Parties for any Test Period, the sum (without duplication) of: (a) Consolidated Interest Expense for such Test Period, (b) scheduled principal payments (or the equivalent thereof) made on or in respect of Consolidated Total Funded Debt during such Test Period and (c) (i) dividends and other distributions to holders of capital stock, options, warrants and related instruments of the Borrower and
(ii) payments made with respect to the purchase, redemption, retirement, defeasance or other acquisition of capital stock, options, warrants and related instruments of the Borrower, made or paid during such Test Period.

            "CONSOLIDATED INTEREST EXPENSE" shall mean, for the Consolidated Parties for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total cash interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Transactions relating to interest rate hedges during such period (whether or not actually paid or received during such period).

            "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss) of the Consolidated Parties for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein): (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of any Consolidated Party in the unremitted earnings of any Person that is not a Subsidiary, (d) any income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or amalgamated or consolidated with the Borrower or any Subsidiary or the date that such Person's assets are acquired by the Borrower or any such Subsidiary and (e) any income of any Subsidiary which is not a Subsidiary Loan Party to the extent the payment of such income in the form of dividends or other distributions to either the Borrower or any Subsidiary is then prohibited, whether on account of restrictions in such Subsidiary's organizational documents or restrictions in any agreement, document, contract, deed or other instrument applicable to such Subsidiary.

            "CONSOLIDATED PARTIES" shall mean, at any time, the Borrower and each Consolidated Subsidiary of the Borrower.

            "CONSOLIDATED SUBSIDIARY" shall mean, at any date, any Person that, in accordance with GAAP, would or should be consolidated in the Borrower's consolidated financial statements on such date.

            "CONSOLIDATED TOTAL FUNDED DEBT" shall mean, at any time, all then outstanding obligations, liabilities and indebtedness of the Consolidated Parties on a consolidated basis of the types described in the definition of Indebtedness (other than clause (j) of the definition thereof), including, without limitation, all Obligations under the Loan Documents; provided, however, that Consolidated Total Funded Debt shall not include any obligations of the Canadian Borrower owing to CIBC described in clause (k) of the defined term Permitted Encumbrances.

            "CONTRACTUAL OBLIGATIONS" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which such Person or any of its properties is bound.

            "CONTROL" shall mean the power, directly or indirectly, either to
(a) vote 5% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "CONTROLLING", "CONTROLLED BY", and "UNDER COMMON CONTROL WITH" have meanings correlative thereto.

            "DEBT ISSUANCE" shall mean the issuance or sale by the Borrower or any of its Subsidiaries of any debt securities or similar indebtedness, whether in a private or public offering or otherwise; provided, however, that nothing contained in this definition shall be deemed or construed to permit any Debt Issuance that is not otherwise expressly permitted pursuant to the terms hereof.

            "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

            "DEFAULT INTEREST" shall have the meaning assigned to that term in
Section 2.15(c).

            "DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

            "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

            "DOLLAR EQUIVALENT" of any amount expressed in Canadian dollars, means the equivalent amount of Dollars as of the most recent date on which the Administrative Agent in its judgment determines to make a foreign exchange calculation, after giving effect to a conversion of such amount of such Canadian dollars to Dollars at the buy spot rate quoted for wholesale transactions by the Administrative Agent at approximately 11:00 a.m. on the date of determination in accordance with its normal practices.

            "DORMANT COMPANY" means Netsat 28 Company, LLC, a Delaware limited liability company.

            "ELIGIBLE ASSIGNEE" shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, and unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.4(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

            "ENVIRONMENTAL LAWS" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

            "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY OFFERING means a private or public offering of any capital stock of the Borrower, or any debt security convertible into or exchangeable for capital stock of the Borrower (whether conditionally or unconditionally convertible or exchangeable or convertible currently or in the future), or any debt security issued with a warrant or other instrument conferring upon its owner the right to purchase capital stock of the Borrower, in each case pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended. In no event shall an Equity Offering include any issuances of stock and stock options to employees and directors of the Borrower or its Subsidiaries.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan;
(f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBOR and the Applicable Margin.

            "EVENT OF DEFAULT" shall have the meaning provided in Article VIII.

            "EXCHANGE ACT" shall have the meaning provided in the defined term "Change of Control".

            "EXCLUDED TAXES" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes and (iii) is attributable to such Foreign Lender's failure to comply with Section 2.23(e).

            "EXISTING LENDERS" means each of SunTrust Bank and CIBC.

            "EXISTING LETTERS OF CREDIT" means the letters of credit issued for the account of the Borrower or its Subsidiaries prior to the Closing Date, all as more particularly described on Schedule 1.1.

            "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "FIXED CHARGE COVERAGE RATIO" shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period minus cash payments for all federal, state, provincial, local, foreign and other income taxes paid by the Loan Parties during such Test Period minus all capital expenditures (determined in accordance with GAAP) for such Test Period to the extend paid in cash to (b) Consolidated Fixed Charges for such Test Period.

            "FOREIGN LENDER" shall mean any Lender that is not a United States Person under Section 7701(a)(3) of the Code.

            "FOREIGN SUBSIDIARY" shall mean any direct or indirect Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States of America or any political subdivision thereof.

            "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3.

            "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America, any other foreign country or nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (whether foreign or domestic).

            "GUARANTEE" of or by any Person (the "GUARANTOR") shall mean any legally binding obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

            "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "HEDGING OBLIGATIONS" of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (a) any and all Hedging Transactions, (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (c) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

            "HEDGING TRANSACTION" of any Person shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into by such Person that is a rate swap, basis swap, forward rate transaction, commodity swap, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collateral transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

            "INDEBTEDNESS" of any Person shall mean, without duplication: (a) obligations of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (d) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (e) Capital Lease Obligations of such Person, (f) obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all indebtedness or other obligations of another Person secured by any Lien on property owned by such Person, whether or not such indebtedness or obligations have been assumed by such Person, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock or other security of such Person, (i) off-balance sheet liability retained in connection with asset securitization programs, Synthetic Leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (j) obligations under any Hedging Transaction or foreign exchange agreement, and (k) guaranties by such Person of the type of indebtedness described in clauses (a) through (j) immediately above. For purposes of determining Indebtedness under clause (j) the obligations of the Borrower or any Subsidiary in respect to any Hedging Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Transaction were terminated at such time.

            "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

            "INTERCREDITOR AGREEMENT" shall mean that certain Intercreditor Agreement dated as of the date hereof by and among the Collateral Agent, the Administrative Agent, the Canadian Collateral Agent, the Lenders, the Canadian Lenders and the other parties thereto.

            "INTEREST PERIOD" shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months and (b) with respect to a Swingline Loan, a period of such duration not to exceed 7 days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided, that:

            (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

            (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month; and

            (iv) no Interest Period may extend beyond the Commitment Termination Date or the Swingline Termination Date, as the case may be.

            "INVESTMENT" shall have the meaning given such term in Section 7.4.

            "ISSUING BANK" shall mean SunTrust Bank, in its capacity as an issuer of Letters of Credit pursuant to Section 2.26, and its successors and assigns in such capacity.

            "LC COMMITMENT" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate stated amount not to exceed $10,000,000.

            "LC DISBURSEMENT" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC DOCUMENTS" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

            "LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (b) the aggregate amount of all LC

Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

            "LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

            "LENDER DEFAULT" shall mean (a) the failure (which has not been cured) of any Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.26 or (b) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Sections 2.2, 2.5 and 2.26.

            "LETTER OF CREDIT" shall mean any standby letter of credit issued pursuant to Section 2.26 by the Issuing Bank for the account of the Borrower pursuant to the LC Commitment and shall include each Existing Letter of Credit.

            "LEVERAGE RATIO" shall mean, as of any date of determination, the ratio of (a) Consolidated Total Funded Debt as of such date minus, for any period of determination from December 31, 2004 through December 31, 2005, all cash and Permitted Investments held by the Consolidated Parties (excluding (i) any such cash and/or Permitted Investments subject to any Liens other than in favor of the Collateral Agent or the Canadian Collateral Agent and (ii) any such cash and/or Permitted Investments used to satisfy the dispute reserve requirement set forth in Section 5.13 hereof) plus any taxes or other costs incurred or to be incurred by a Foreign Subsidiary in connection with the transfer or repatriation of such cash and/or Permitted Investments to a Consolidated Party located in the United States to (b) Consolidated EBITDA for the Test Period; provided, however, for purposes of Section 2.17 and the defined terms "Applicable Margin" and "Applicable Percentage", the immediately preceding clause (b) shall be Consolidated EBITDA for the four fiscal quarters of the Borrower ending on or most recently preceding the date of determination.

            "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the British Bankers' Association Interest Settlement Rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers' Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a. m. (Atlanta, Georgia time) for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

            "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

            "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the LC Documents, all Notices of Borrowing, all Notices of Conversion/Continuation, the Subsidiary Guaranty Agreement, the Collateral Documents required to be entered into pursuant to the terms hereof, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

            "LOAN PARTIES" shall mean the Borrower and the Subsidiary Loan Parties.

            "LOANS" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

            "MACDONALD DETTWILER" means MacDonald, Dettwiler and Associates Ltd.

            "MACDONALD DETTWILER CONTRACT" shall mean RADARSAT-2 Payload Subcontract #SC29352RC/SC29352RC, as amended between the Canadian Borrower and MacDonald Dettwiler originally entered into on September 1, 1998.

            "MARGIN REGULATIONS" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

            "MATERIAL ADVERSE EFFECT" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a material adverse change in, or a material adverse effect on, (a) the business, operations, condition (financial or otherwise), prospects, assets, income or liabilities of the Consolidated Parties taken as a whole, (b) the ability of the Borrower or any Subsidiary Loan Party to perform any of its respective obligations under the Loan Documents, (c) the rights, remedies or benefits available to the Administrative Agent, the Issuing Bank and/or the Lenders under any of the Loan Documents, (d) the legality, validity, binding effect or enforceability of any of the Loan Documents or (e) the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Agreement, the Pledge Agreement or any other Loan Document.

            "MATERIAL SUBSIDIARY" shall mean at any time of determination any direct or indirect Subsidiary of the Borrower having: (a) assets in an amount equal to $1,000,000 or more; (b) revenues in an amount which equals or exceeds 2.5% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time; or (c) revenues in an amount which, together with the revenues of all other direct or indirect Subsidiaries which are not Material Subsidiaries, equals or exceeds 10% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

            "MOODY'S" shall mean Moody's Investors Service, Inc.

            "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

            "NET PROCEEDS" shall mean (a) in the case of any Debt Issuance, the aggregate cash proceeds received by the Borrower and its Subsidiaries less Transaction Costs, (b) in the case of any Casualty Event, the aggregate cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Subsidiaries in respect of such Casualty Event less reasonable fees and expenses incurred by the Borrower and its Subsidiaries in connection therewith, (c) in the case of any Asset Disposition, the aggregate amount of all cash payments at any time received by the Borrower and its Subsidiaries in connection with such Asset Disposition less (i) Transaction Costs, (ii) Indebtedness to the extent the amount thereof is secured by a Lien on the property that is the subject of such Asset Disposition and the transferee of (or holder of the Lien on) such property requires that such Indebtedness be repaid as a condition to such Asset Disposition, and (iii) any income or transfer taxes paid or reasonably estimated by the Borrower to be payable by the Borrower and its Subsidiaries as a result of such Asset Disposition and (d) in the case of any Equity Offering, the aggregate cash proceeds received by the Borrower and its Subsidiaries less Transaction Costs.

            "NET WORTH" shall mean, as of any date, the total shareholders' equity of the Consolidated Parties that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

            "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

            "NOTES" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

            "NOTICES OF BORROWING" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

            "NOTICE OF CONVERSION/CONTINUATION" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.10(b) hereof.

            "NOTICE OF REVOLVING BORROWING" shall have the meaning as set forth in Section 2.3.

            "NOTICE OF SWINGLINE BORROWING" shall have the meaning as set forth in Section 2.5.

            "OBLIGATIONS" shall mean all amounts owing by the Borrower or its Subsidiaries to the Administrative Agent, the Issuing Bank, the Collateral Agent or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all actual and reasonable fees and expenses of counsel to the Administrative Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all Hedging Obligations owed to the Administrative Agent, any Lender or any of their Affiliates incurred in compliance with Section 7.10 and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

            "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "PARTICIPANT" shall have the meaning set forth in Section 10.4(c).

            "PATENT SECURITY AGREEMENT" shall have the meaning provided in
Section 3.1(b)(vii).

            "PAYMENT OFFICE" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

            "PAYOFF LETTER" means a letter, in form and substance reasonably satisfactory to the Administrative Agent, from all Existing Lenders, notifying the Administrative Agent and the Borrower of the amount necessary to repay in full all of the obligations of the Borrower and its Subsidiaries to the Existing Lenders and committing to terminate and release any and all Liens, if any, existing in favor of the Existing Lenders in the properties and assets of the Borrower or any Subsidiary.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

            "PENSION PLAN" shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

            "PERFECTION CERTIFICATES" shall have the meaning assigned to such term in the Security Agreement.

            "PERMITTED ENCUMBRANCES" shall mean:

            (a) Liens imposed by law for taxes, rates, assessments or other charges of Governmental Authorities not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (b) inchoate or statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, craftsmen, builders, contractors, architects, engineers, subcontractors, and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance, employment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole;

            (g) title defects or irregularities which are of a minor nature and which do not materially reduce the value of the affected asset or materially interfere with the use of such asset;

            (h) with respect to any assets located in Canada, the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein which do not materially reduce the value of the affected asset or materially interfere with the use of such asset;

            (i) Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operation of business or the ownership of assets which do not materially reduce the value of the affected asset or materially interfere with the use of such asset;

            (j) the right reserved to or vested in any Government Authority by any statutory provision or by the terms of any lease, licence, franchise, grant or permit of the Person, to terminate any such lease, licence, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof; and

            (k) Liens in favor of CIBC in cash on deposit with CIBC in deposit account number 05-59911 Transit #2 to secure obligations of the Canadian Borrower described under that certain letter agreement dated December 13, 2004 between CIBC and the Canadian Borrower; provided, that such cash collateral shall not at any time exceed U.S.$4,715,398.

            "PERMITTED INVESTMENTS" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

            (b) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within 12 months from the date of acquisition thereof;

            (c) certificates of deposit, bankers' acceptances and time deposits maturing within 360 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

            (e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above; and

            (f) Investments in CIBC to the extent provided in clause (k) of the defined term Permitted Encumbrances.

            "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

            "PLAN" shall mean any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

            "PLEDGE AGREEMENT" shall mean a Pledge Agreement in favor of the Collateral Agent in substantially the form of Exhibit B.

            "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be such Lender's Revolving Credit Exposure and the denominator of which shall be the aggregate Revolving Credit Exposure of all Lenders.

            "REAL ESTATE DOCUMENTS" shall mean collectively, all mortgages, deeds of trust, deeds to secure debt, assignments of rents and leases, environmental indemnity agreements, and all other documents, instruments, agreements and certificates executed and delivered by any Loan Party to the Collateral Agent or the Administrative Agent in connection with the foregoing.

            "REAL PROPERTY" shall mean all real property owned or leased by the Borrower or Subsidiary Loan Party.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

            "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "RELEASE" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

            "REQUIRED LENDERS" shall mean, at any time, Non-Defaulting Lenders holding 66 2/3% or more of the aggregate outstanding Revolving Credit Exposures of all Non-Defaulting Lenders at such time or if the Non-Defaulting Lenders have no Revolving Credit Exposure outstanding, then Non-Defaulting Lenders holding 66 2/3% or more of the Aggregate Revolving Commitments of all Non-Defaulting Lenders; provided however, that if only two Non-Defaulting Lenders exist hereunder, Required Lenders shall mean both such Non-Defaulting Lenders.

            "REQUIREMENT OF LAW" for any Person shall mean the articles or certificate of incorporation, bylaws, partnership certificate and agreement, or limited liability company certificate of organization and agreement, as the case may be, and other organizational and governing documents of such Person, and any law, treaty, rule or regulation, or determination of a

Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, controller or a vice president in the finance division of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

            "RESTRICTED INVESTMENT" shall mean Investments in joint ventures and in Subsidiaries that are not Consolidated Subsidiaries.

            "RESTRICTED PAYMENT" shall have the meaning set forth in Section
7.5.

            "REVOLVING COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to the terms hereof.

            "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the outstanding principal amount of such Lender's Revolving Loans, (b) such Lender's LC Exposure and (c) such Lender's Swingline Exposure.

            "REVOLVING CREDIT NOTE" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit C.

            "REVOLVING LOAN" shall mean a loan made by a Lender (other than the Swingline Lender in its capacity as such) to the Borrower under its Revolving Commitment, which may be either a Base Rate Loan or a Eurodollar Loan.

            "S&P" shall mean Standard & Poor's.

            "SECURITY AGREEMENT" shall mean the Security Agreement in the form of Exhibit D among the Loan Parties and the Collateral Agent.

            "SOLVENT" means, with respect to the Borrower as of a particular date, (a) the Borrower is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond the Borrower's ability to pay as such debts and liabilities mature in their ordinary course, (c) the Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Borrower's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrower is engaged or is to engaged and (d) the aggregate fair saleable value of the assets of the Borrower will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities). For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) a right to a payment or (ii) a right to an equitable remedy for breach of performance, if in light of all of the facts and circumstances existing at such time, such right can reasonably be expected to give rise to an actual or matured liability.

            "SPACE & TECHNOLOGY / MONTREAL" shall mean the Space & Technology / Montreal division of the Canadian Borrower.

            "STATEMENT OF FUNDS FLOW" shall mean that certain Statement of Funds Flow dated as of December 13, 2004 executed by the Borrower and the Administrative Agent on behalf of the Lenders.

            "STATUTORY RESERVE RATE" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which any Lender is subject with respect to the Adjusted LIBOR pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation
D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "SUBSIDIARY" shall mean, with respect to any Person (the "PARENT"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would or should be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

            "SUBSIDIARY GUARANTY AGREEMENT" shall mean the Subsidiary Guaranty Agreement, substantially in the form of Exhibit E, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

            "SUBSIDIARY LOAN PARTY" shall mean any Subsidiary, other than the Dormant Company, that is not a Foreign Subsidiary.

            "SWINGLINE COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

            "SWINGLINE EXPOSURE" shall mean, with respect to each Lender, the principal amount of the Swingline Loans as to which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of all outstanding Swingline Loans.

            "SWINGLINE LENDER" shall mean SunTrust Bank, and its successors and assigns hereunder.

            "SWINGLINE LOAN" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

            "SWINGLINE NOTE" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, substantially the form of Exhibit F.

            "SWINGLINE RATE" shall mean, for any Interest Period, the rate as offered by the Swingline Lender and accepted by the Borrower in writing.

            "SWINGLINE TERMINATION DATE" shall mean the date that is five Business Days prior to the Commitment Termination Date.

            "SYNTHETIC LEASE" shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

            "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "TEST PERIOD" shall mean, for purposes of calculating and determining compliance with the financial covenants set forth in Sections 6.1 and 6.2, a period of four full fiscal quarters of the Borrower, as selected by the Borrower out of the six most recently completed fiscal quarters of the Borrower preceding the date of determination; provided, however, that the Borrower shall use the same four fiscal quarters selected by the Borrower when
(a) determining and calculating compliance with the Fixed Charge Coverage Ratio at any time and (b) determining and calculating compliance with both the Leverage Ratio and the Fixed Charge Coverage Ratio at any time; provided, further, that any particular quarter selected by the Borrower during any Test Period may only be used once during such Test Period.

            "TRADEMARK SECURITY AGREEMENT" shall have the meaning provided in
Section 3.1(b)(vii).

            "TRANSACTION COSTS" shall mean, with respect to a given transaction, all investment banking fees, legal fees, brokerage fees, finder's fees, printing fees, filing fees and accountant's fees, in each case directly related to such transaction, and other out-of-pocket costs and expenses incurred by a Loan Party and directly related to such transaction; provided, that any such fees, costs and expenses paid to an Affiliate of the Borrower shall be excluded from this definition.

            "TYPE", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR or the Base Rate.

            "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            "WHOLLY-OWNED SUBSIDIARY" shall mean any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States of America or any political subdivision thereof, such nominal ownership interests as are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are at the time directly or indirectly owned by the Borrower.

            "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.2. CLASSIFICATIONS OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. "Revolving Eurodollar Borrowing").

            SECTION 1.3. ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that all such accounting terms interpreted and accounting determinations made shall, in any event, include all activities, operations and financial results of Space &Technology / Montreal and any other discontinued operations of the Borrower or its Subsidiaries as if such division or other discontinued operations were continuing operations (other than accounting for depreciation and valuation allowances of such discontinued operations); provided further, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

            SECTION 1.4. TERMS GENERALLY; RULES OF INTERPRETATION. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (c) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (d) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated. To the extent that any of the representations and warranties contained in Section IV under this Agreement or in any of the other Loan Documents is qualified by "Material Adverse Effect", then the qualifier "in all material respects" contained in Section 3.2(b) and the qualifier "in any material respect" contained in Section 8.1(c) shall not apply. Unless otherwise indicated, all references to time are references to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

            SECTION 2.1. GENERAL DESCRIPTION OF FACILITIES. Subject to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (b) the Issuing Bank agrees to issue Letters of Credit in accordance with Section 2.26, (c) the Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4, and (d) each Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Obligations exceed at any time the Aggregate Revolving Commitments from time to time in effect.

            SECTION 2.2. REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in
(a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement.

            SECTION 2.3. PROCEDURE FOR REVOLVING BORROWINGS. the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing substantially in the form of
Exhibit 2.3 attached hereto (a "NOTICE OF REVOLVING BORROWING") (i) prior to 11:00 a.m. (Atlanta, Georgia time) one Business Day prior to the requested date of each Base Rate Borrowing and (ii) prior to 11:00 a.m. (Atlanta, Georgia time) three Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Revolving Loan comprising such Borrowing, and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $1,000,000 or a larger multiple of $500,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $500,000 or a larger multiple of $100,000; provided, that Base Rate Loans made pursuant to
Section 2.5 or Section 2.26(e) may be made in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six. Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

            SECTION 2.4. SWINGLINE COMMITMENT. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Revolving Commitments and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement. Notwithstanding anything herein to the contrary, the Borrower is under no obligation to accept any offer by the Swingline Lender to make a Swingline Loan, and the Swingline Lender is under no obligation whatsoever to offer to make a Swingline Loan to the Borrower.

            SECTION 2.5. PROCEDURE FOR SWINGLINE BORROWING; ETC. (a) the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing substantially in the form of Exhibit 2.5 attached hereto ("NOTICE OF SWINGLINE BORROWING") prior to 11:00 a.m. (Atlanta, Georgia time) on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the Swingline Rate and shall have an Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $500,000 or a larger multiple of $100,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 3:00 p.m. (Atlanta, Georgia time) on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

            (b) If (i) any Swingline Loan matures and remains unpaid; (ii) any Default or Event of Default occurs or (iii) the Swingline Lender's total amount of outstanding aggregate Revolving Credit Exposures and Swingline Loans exceed the Swingline Lender's Revolving Commitment, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.9, which will be used solely for the repayment of such Swingline Loan.

            (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

            (d) Each Lender's obligation to make a Base Rate Loan pursuant to
Section 2.5(b) or to purchase the participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

            SECTION 2.6. INCREASE OF REVOLVING COMMITMENTS.

            (a) Upon the Canadian Sale and Prepayment Event, the Aggregate Revolving Commitments shall be increased by $15,000,000 (the "Additional Revolving Commitment Amount"). No less than ten days prior to the consummation of the Canadian Sale and Prepayment Event, the Borrower shall give written notice to the Administrative Agent (who shall promptly notify the Lenders thereof) of the date that the Canadian Sale and Prepayment Event will be effective. On the effective date of the Canadian Sale and Prepayment Event, so long as no Default or Event of Default has occurred and is then continuing, each Canadian Lender (or an Affiliate thereof designated by such Canadian Lender who becomes a party to this Agreement and is otherwise reasonably acceptable to the Borrower and the Administrative Agent (such Affiliate, an "Approved Affiliate")) shall be deemed to have increased its Revolving Commitment by a principal amount equal to its Canadian Pro Rata Share of the Additional Revolving Commitment Amount. No Lender (other than the Canadian Lenders (or Approved Affiliates)) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents.

            (b) An increase in the Aggregate Revolving Commitments pursuant to this Section shall become effective as and when provided in subsection (a) above. The Canadian Lenders (or Approved Affiliates) agree to enter into an agreement in form and substance satisfactory to the Administrative Agent setting forth the new Revolving Commitments of such Canadian Lenders (or Approved Affiliate) and Annex I shall automatically be deemed amended to reflect the Revolving Commitments of all Lenders after giving effect to the addition of such Revolving Commitments.

            (c) Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section, within five Business Days, in the case of any Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Eurodollar Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, the Borrower shall reborrow Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion.

            SECTION 2.7. [RESERVED.].

            SECTION 2.8. [RESERVED.]

            SECTION 2.9. FUNDING OF BORROWINGS.

            (a) Each Lender will make available each Borrowing in Dollars of Revolving Loans to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. (Atlanta, Georgia time) to the Administrative Agent at the Payment Office. Swingline Loans will be made as set forth in Section 2.5. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained with the Administrative Agent or, at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

            (b) Unless the Administrative Agent shall have been notified by any Lender prior to 3:00 p.m. (Atlanta, Georgia time) one Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at a rate per annum equal to the Administrative Agent's cost of funds for such amount for up to two days and thereafter at the rate specified for such Borrowing. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor and the Administrative Agent has made the amount of such Borrowing available to the Borrower, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            (c) All Revolving Loans shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            SECTION 2.10. INTEREST ELECTIONS; CONVERSIONS; CONTINUATIONS.

            (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing (subject to satisfaction of any conditions applicable to Borrowings of that Type), and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) To make an election pursuant to this Section, the Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing substantially in the form of
Exhibit 2.10 attached hereto (a "NOTICE OF CONVERSION/CONTINUATION") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. (Atlanta, Georgia time) one Business Day prior to the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. (Atlanta, Georgia time) three Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing and the duration of the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.

            (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. Further, any Eurodollar Borrowing that may not be continued as a Eurodollar Borrowing as a result of a Default or Event of Default shall automatically convert to a Base Rate Borrowing at the end of then applicable Interest Period, and such Borrowing shall be subject to the increased interest rate specified under Section 2.15(c) both before and after the conversion thereof, such increased interest rate commencing on and as of the date of such Default or Event of Default. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

            (d) Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            SECTION 2.11. TERMINATION OF COMMITMENTS.

            Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

            SECTION 2.12. REPAYMENT OF LOANS.

            (a) The outstanding principal amount of all Revolving Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Commitment Termination Date.

            (b) The principal amount of each Swingline Loan shall be due and payable (together with accrued interest thereon) on the earlier of (i) the last day of the Interest Period applicable to such Loan and (ii) the Swingline Termination Date.

            SECTION 2.13. EVIDENCE OF INDEBTEDNESS. (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto, (iii) the date of each continuation thereof pursuant to Section 2.10, (iv) the date of each conversion of all or a portion thereof to another Type pursuant to Section 2.10, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

            (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender, and such Lender agrees, upon receipt of such new Note and request of the Borrower, such Lender will promptly cancel and return any Note replaced by such new Note to the Borrower.

            SECTION 2.14. OPTIONAL AND MANDATORY PREPAYMENTS.

            (a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of prepayment of any Eurodollar Borrowing, 11:00 a.m. (Atlanta, Georgia time) not less than three Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, not less than one Business Day prior to the date of such prepayment, and (iii) in the case of Swingline Borrowings, prior to 11:00 a.m. (Atlanta, Georgia time) on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.15(d); provided, that if a Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.22. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in minimum amounts of $500,000 or larger multiples of $100,000. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing.

            (b)   Mandatory Prepayment.

                  (i) Promptly upon (and in any event not later than five Business Days after) its receipt thereof, the Borrower shall, subject to clause (iv) immediately below, prepay or cause to be prepaid the outstanding principal amount of Revolving Loans in an amount equal to 100% of the Net Proceeds from any Debt Issuance made after the Closing Date, and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by the Chief Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Proceeds. Notwithstanding the foregoing, nothing in this subsection (i) shall be deemed to permit any Debt Issuance not expressly permitted under Section 7.1.

                  (ii) Promptly upon (and in any event not later than five Business Days after) its receipt thereof, the Borrower shall, subject to clause (iv) immediately below, prepay or cause to be prepaid the outstanding principal amount of Revolving Loans in an amount equal to 50% of the Net Proceeds from any Asset Disposition (other than any Asset Disposition under Section 7.6(b)) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by the Chief Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Proceeds. Notwithstanding the foregoing, nothing in this subsection (ii) shall be deemed to permit any Asset Disposition not expressly permitted under
      Section 7.6.

                  (iii) Not later than thirty days after its receipt of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (and in any event upon its determination not to repair or replace any property subject to such Casualty Event), the Borrower shall, subject to clause (iv) immediately below, prepay or cause to be prepaid the outstanding principal amount of Revolving Loans in an amount equal to 100% of the Net Proceeds from such Casualty Event (less any amounts theretofore applied, to be applied or contractually committed to be applied within 180 days after the occurrence of such Casualty Event to the repair or replacement of property subject to such Casualty Event) and will deliver to the Administrative Agent, concurrently with such prepayment, a certificate signed by the Chief Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent and setting forth the calculation of such Net Proceeds.

                  (iv) Each prepayment of Revolving Loans made pursuant to clauses (i) through (iii) above shall be applied to reduce the outstanding principal amount of Revolving Loans, with a corresponding permanent reduction to the Revolving Commitment in an amount equal to the amount of the prepayment required by this subsection (b); provided, however, that so long as a prepayment of the Canadian Facility Indebtedness for the events described under clauses (i) through (iii) above would not have an adverse tax consequence for the Borrower or the Canadian Borrower (as reasonably determined by the Borrower), each prepayment of Revolving Loans required to be made pursuant to clauses (i) through (iii) above shall be applied to reduce the outstanding principal amount of Revolving Loans and the "Revolving Loans" under and as defined in the Canadian Revolving Credit Agreement, pro rata based on the then outstanding principal amount under this Agreement and the Canadian Revolving Credit Agreement, with a corresponding permanent reduction to the Revolving Commitment hereunder and a corresponding permanent reduction to the "Revolving Commitment" under and as defined in the Canadian Revolving Credit Agreement, in each case, in an amount equal to the amount so prepaid; provided, further, that the Canadian Prepayment Amount shall be applied solely towards the prepayment of the Canadian Facility Indebtedness.

                  (v) Each prepayment of Loans made pursuant to this subsection (b) shall be first applied to the repayment of Base Rate Loans until all Base Rate Loans are paid in full, and then to Eurodollar Loans. Each prepayment of a Eurodollar Loan made pursuant to the provisions of this subsection (b) on a day other than the last day of the Interest Period applicable thereto shall be made together with all amounts required under Section 2.22.

            (c) Additional Mandatory Reduction and Permanent Repayment. Commencing on December 31, 2005 and continuing on each June 30 and December 31 thereafter, the Aggregate Revolving Commitment shall be automatically reduced in an amount equal to $1,250,000 until such time as the "Aggregate Revolving Commitment" (as such term is defined in the Canadian Credit Agreement) of the Canadian Lenders under the Canadian Revolving Credit Agreement is reduced to an amount of not more than $22,500,000; for greater certainty this obligation shall cease at such time, if ever, that the "Revolving Commitment" (as such term is defined in the Canadian Credit

Agreement) under the Canadian Revolving Credit Agreement is reduced to an amount of not more than $22,500,000 in accordance with Section 2.11(b)(i) thereof. If at any time, as a result in the reduction of the Aggregate Revolving Commitment under this subsection (c), the sum of the outstanding amount of the Loans plus the LC Exposure exceeds the Aggregate Revolving Commitment, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to unreimbursed LC Disbursements; second, to the Swingline Loans; third, to the Revolving Loans; and fourth, to provide to the Administrative Agent cash collateral for the aggregate undrawn amount of all outstanding Letters of Credit as contemplated by
Section 2.26(h). Each payment of any unreimbursed LC Disbursements or prepayment of Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each unreimbursed LC Disbursement or (as the case may be) the respective unpaid principal amount of any Loan owed to such Lender, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            SECTION 2.15. INTEREST ON LOANS.

            (a) The Borrower shall pay interest (i) on each Base Rate Loan at the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for Base Rate Loans, and (ii) on each Eurodollar Loan at the Adjusted LIBOR for the applicable Interest Period then in effect for such Eurodollar Loan plus the Applicable Margin in effect from time to time for Eurodollar Loans.

            (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time.

            (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("DEFAULT INTEREST") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 2% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans and all other Obligations hereunder (other than Loans), at the Base Rate then in effect for Base Rate Loans plus the Applicable Margin for Base Rate Loans plus an additional 2.0% per annum. While an Event of Default exists and after acceleration, the Applicable Percentage for the letter of credit fees provided for under Section 2.16(c) shall be increased by 2.0%.

            (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof, provided such Loans are repaid within the times provided for hereunder. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months or 90 days, respectively, on each day which occurs every three months or 90 days, as the case may be, after the initial date of such Interest Period, and on the Commitment Termination Date. Interest on each Swingline Loan shall be payable on the maturity date of such Loan, which shall be the last day of the Interest Period applicable thereto, and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest and increased letter of credit fees payable under subsection (c) of this Section shall be payable on demand.

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

            SECTION 2.16. FEES.

            (a) Administrative Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

            (b) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which fee shall accrue at the Applicable Percentage on the average daily amount of the unused Revolving Commitment of such Lender during the Availability Period. Accrued commitment fees shall be payable in arrears on the last day of each March, June, September and December of each year and on the Commitment Termination Date, commencing on the first such date after the Closing Date. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender. Any Swingline Loans outstanding shall be treated as if such Loan were unused for purposes of this subsection (b).

            (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit (including the Existing Letters of Credit), which shall accrue at the Applicable Percentage then in effect on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Notwithstanding any term of any letter of credit application, reimbursement agreement or other agreement entered into between the Borrower and the Issuing Bank in connection with any Existing Letter of Credit which term relates to fees payable in connection with such Existing Letter of Credit, the terms of this Section regarding letter of credit fees and fronting fees shall control from and after the Closing Date.

            (d) Payments. Accrued fees (other than the Administrative Agent's fees in subsection (a) above) shall be payable quarterly in arrears on the last day of each of March, June, September and December, commencing on the first such date after the Closing Date and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

            SECTION 2.17. EFFECTIVE DATE FOR ADJUSTMENT TO APPLICABLE PERCENTAGE AND APPLICABLE MARGIN. The Applicable Percentage and Applicable Margin shall be determined and adjusted quarterly on the date that is two Business Days after the date on which the Borrower provides the officer's certificate in accordance with the provisions of Section 5.1.(c) (each "Margin Calculation Date"); provided, however that (i) the Applicable Percentage and the Applicable Margin from the Closing Date until the first Margin Calculation Date subsequent to the Closing Date shall be at Level V (as set forth in Schedule I), and, thereafter, such level shall be determined by the then current Leverage Ratio, and (ii) if the Borrower fails to provide the officer's certificate to the Administrative Agent by the date such certificate is required to be delivered under Section 5.1.(c), the Applicable Percentage and the Applicable Margin from such date shall be at Level V until such time as an appropriate officer's certificate is provided, whereupon the level shall be determined by the then current Leverage Ratio. Except as set forth above, the Applicable Percentage and the Applicable Margin shall be effective from one Margin Calculation Date until the next Margin Calculation Date.

            SECTION 2.18. COMPUTATION OF INTEREST AND FEES. All computations of interest and all fees hereunder shall be made on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

            SECTION 2.19. INABILITY TO DETERMINE INTEREST RATES. If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

            (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the LIBOR for such Interest Period, or

            (ii) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (B) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower repays or prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Borrowing shall be made as a Base Rate Borrowing.

            SECTION 2.20. ILLEGALITY. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended. In the case of the making of a Eurodollar Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

            SECTION 2.21. INCREASED COSTS.

            (a)   If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBOR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBOR ) or the Issuing Bank; or

                  (ii) impose on any Lender or on the Issuing Bank or the Eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan, or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies or the policies of such Lender's or the Issuing Bank's parent corporation with respect to capital adequacy) then, from time to time, within five Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

            (c) [RESERVED]

            (d) [RESERVED]

            (e) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within 10 days after receipt thereof.

            (f) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Bank under this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank notifies the Borrower of such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefore; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.

            SECTION 2.22. FUNDING INDEMNITY. In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBOR applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (ii) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBOR were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.22 submitted to the Borrower by any Lender shall be conclusive, absent manifest error.

            SECTION 2.23. TAXES.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code, or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) two duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the Untied States is a party which reduces the rate of withholding tax on payments of interest or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service; or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

            (f) If the Borrower pays any additional amounts under this Section
2.23 to a Lender and such Lender reasonably determines that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that such Lender shall reasonably determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may reasonably determine whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section without any exclusions or defenses and (iii) nothing in this Section shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns). If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's sole cost and expense if so requested by the Borrower in writing.

            SECTION 2.24. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OFSET-OFFS.

            (a) The Borrower shall make each payment required to be made hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.21, 2.22 or 2.23, or otherwise) prior to 12:00 noon (Atlanta, Georgia time) on the date when due, in immediately available funds, free and clear of any claims or defenses, and without deduction, withholding, set-off or counterclaim of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.21, 2.22 and
2.23 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

            (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

            (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.5(b), 2.9, 2.24(d) 2.26(e), or 10.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.25. MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

            (a) If any Lender requests compensation under Section 2.21, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.21 or Section 2.23, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment made with the knowledge or at the request of the Borrower.

            (b) If any Lender requests compensation under Section 2.21, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority of the account of any Lender pursuant to Section 2.23, or any Lender is unable to make Eurodollar Loans for the reasons set forth in
Section 2.20 or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b)) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 2.21 or payments required to be made pursuant to Section 2.23, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.26. LETTERS OF CREDIT.

            (a) During the Availability Period, the Issuing Bank, in reliance upon the agreements of the other Lenders pursuant to Section 2.26(e), agrees to issue, at the request of the Borrower, Letters of Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall be a standby letter of credit which shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit shall be in a stated amount of at least $50,000; and (iii) the Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the aggregate LC Exposure, plus the aggregate outstanding Revolving Loans of all Lenders would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit (including the Existing Letters of Credit), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

            (b) Each of the parties hereto: (i) acknowledges that, prior to the Closing Date, the Issuing Bank issued the Existing Letters of Credit for the account of the Borrower and (ii) agrees that the Existing Letters of Credit shall, for all purposes be deemed to constitute a Letter of Credit issued by the Issuing Bank pursuant to this Agreement for the account of the Borrower. The Existing Letters of Credit shall be deemed to be issued on and as of the Closing Date and the L/C Commitment shall be deemed to have automatically been reduced on the Closing Date in an amount equal to the aggregate stated amount of the Existing Letters of Credit. The Issuing Bank shall, upon the request of any Lender, deliver copies of any information concerning the Existing Letters of Credit as any such Lender may reasonably request. All of the parties hereto agree that in the event there is any inconsistency between the terms of the letter of credit agreement or application or reimbursement agreement with respect to an Existing Letter of Credit and this Agreement including, without limitation, terms relating to the timing of reimbursement, fees, standards of conduct and other matters, the terms of this Agreement shall control.

            (c) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit) (other than the Existing Letters of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

            (d) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.26(a) or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

            (e) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Lenders of such Borrowing in accordance with Section 2.3, and each Lender shall make the proceeds of its Base Rate Loan included in such

Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.9. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

            (f) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

            (g) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) of this Section 2.26 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided, that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

            (h) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, with demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in subsection (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral in an interest bearing account (which account shall be chosen in the sole discretion of the Administrative Agent and at the Borrower's risk and expense) for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest and profits on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            (i) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (j) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                  (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                  (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder; or

                  (vi)  The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that nothing in this Agreement, any Letter of Credit or any other Loan Document shall be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, performance under Letters of Credit by the Issuing Bank, its correspondents, and the beneficiaries thereof will be governed by the rules of the "International Standby Practices 1998" (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued) and to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.

                                   ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

            SECTION 3.1. CONDITIONS TO EFFECTIVENESS. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

            (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Robinson Humphrey, as Lead Arranger.

            (b) The Administrative Agent (or its counsel) shall have received the following, each in form and substance satisfactory to the Administrative Agent, on or prior to the Closing Date:

                  (i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                  (ii) duly executed Notes payable to each Lender, as applicable;

                  (iii) a duly executed Subsidiary Guaranty Agreement from each Subsidiary Loan Party;

                  (iv) a Pledge Agreement duly executed by each Loan Party covering (A) the Applicable Pledge Amount of the capital stock of each direct Foreign Subsidiary of the each Loan Party, together with delivery of the original stock certificates evidencing such shares and undated stock powers executed in blank, and such documents shall be accompanied by such other documents as the Administrative Agent may reasonably request (including without limitation, certificates of incorporation, incumbency certificates of such entities, articles of incorporation, bylaws, other organizational documents, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors or other governing body of any such Foreign Subsidiary) and (B) 100% of the capital stock of each Subsidiary (other than Foreign Subsidiaries) of the Borrower, together with delivery of the original stock certificates evidencing such shares, undated stock powers executed in blank;

                  (v) such landlord waivers, consents and/or estoppel certificates as the Administrative Agent may have reasonably requested with respect to Real Property leased by a Loan Party;

                  (vi) a Security Agreement duly executed by each Loan Party, together with:

                        (A) proper Financing Statements (Form UCC-1 or the equivalent) fully completed and authorized for filing under the UCC with the Secretary of State of the debtor's state of organization or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the

            Security Agreement;

                        (B) certified copies of search results, or equivalent reports, listing all effective financing statements that name any Loan Party as debtor and that are filed in the jurisdictions referred to in clause A above, together with copies of such other financing statements that name any Loan Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Administrative Agent shall have received UCC termination statements);

                        (C) fully completed and executed Perfection Certificates from each of the Loan Parties; and

                        (D) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement and the other Collateral Documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Security Agreement and such other Collateral Documents;

                  (vii) a duly executed (x) Trademark Collateral Security and Pledge Agreement in the form of Exhibit G (the "Trademark Security Agreement") and (y) Patent Security Agreement in the form of Exhibit H (the "Patent Security Agreement"), in each case executed by the Borrower and LXE Inc. covering all of such Loan Party's present and future Intellectual Property (as defined in the Security Agreement), together with:

                        (A) proper Financing Statements (Form UCC-1 or the equivalent), in each case fully completed and authorized for filing under the UCC with the Secretary of State of the debtor's state of organization or other appropriate filing offices (including, without limitation, the United States Patent and Trademark Office) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created by the Trademark Security Agreement and the Patent Security Agreement; and

                        (B) evidence of the completion of, or satisfactory arrangements for, all other recordings and filings of, or with respect to, the Trademark Security Agreement and the Patent Security Agreement as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests intended to be created by the Trademark Security Agreement and the Patent Security Agreement;

                  (viii) duly executed Payoff Letters, executed by each of the Existing Lenders;

                  (ix)  a duly executed Intercreditor Agreement;

                  (x) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws, partnership or operating agreement, as the case may be, and of the resolutions of its boards of directors, board of managers or partnership resolutions, as the case may be, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                  (xi) certified copies of the certificate or articles of incorporation or other documents of formation or organization of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party and each other jurisdiction where the ownership of property or the conduct of its business require such Loan Party to be qualified, except where a failure to be so qualified would not have a Material Adverse Effect;

                  (xii) a favorable written opinion of (A) general counsel to the Borrower and (B) Kilpatrick Stockton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, substantially in the form attached hereto as Exhibit I hereof;

                  (xiii) a certificate, dated the date hereof and signed by a Responsible Officer of the Borrower, confirming, among other things, compliance with the conditions of Section 3.1 and compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 3.2;

                  (xiv) duly executed Notices of Borrowing, and duly executed Statement of Funds Flow;

                  (xv) (A) the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 2003 including balance sheets, income and cash flow statements audited by KPMG LLP and the consolidating financial statements prepared internally with respect to such audited financial statements, each prepared in accordance with GAAP, and (B) the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ending June 30, 2004, certified by the chief financial officer of the Borrower and prepared in conformity with GAAP, and such other financial information as the Administrative Agent may request;

                  (xvi) delivery of certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and any Subsidiary Loan Party in connection with the Loan Documents and the other transactions contemplated herein;

                  (xvii) certificates of insurance complying with the requirements of Section 5.8 for the business and properties of the Borrower and its Subsidiaries, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Loan Parties, and naming the Administrative Agent as an additional insured and as loss payee, as applicable, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the respective insurer to the Administrative Agent;

                  (xviii) a fully executed copy of the Canadian Revolving Credit Agreement and the other "Loan Documents" (as defined in the Canadian Revolving Credit Agreement) with evidence that all conditions precedent to the effectiveness of the Canadian Revolving Credit Agreement have been satisfied; and

                  (xix) such other documents, certificates or information with respect to any Loan Party as the Administrative Agent or the Required Lenders may reasonably request.

            SECTION 3.2. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

            (a) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall exist;

            (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects before and after giving effect thereto (except for such representations and warranties which relate to an earlier date or such changes in factual circumstances as are expressly permitted under the Loan Documents);

            (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no event, circumstance, condition or change which has had or could reasonably be expected to have a Material Adverse Effect;

            (d) without limiting the generality of 3.2(c), the Lenders shall not have determined, in their unfettered discretion, that any event, circumstance, condition or change shall have occurred in connection with the MacDonald Dettwiler Contract or in the relationship between the parties thereto that could result in a Material Adverse Effect;

            (e) there shall not have been filed or commenced any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or the Canadian Borrower, in connection with the MacDonald Dettwiler Contract; and

            (f) the Borrower shall provide evidence satisfactory to the Administrative Agent of the Borrower's compliance with Section 5.13 after giving effect to the requested Borrowing or the requested issuance of the Letter of Credit unless and until the Borrower has delivered a copy of the "no default" letter delivered to the Canadian Borrower by MacDonald Dettwiler as provided in
Section 5.13;

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

            (g) delivery of such other documents, certificates, or information as the Administrative Agent or the Required Lenders may reasonably request.

            Each Borrowing and each issuance, amendment, extension or renewal of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 3.2.

            SECTION 3.3. DELIVERY OF DOCUMENTS. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

            SECTION 4.1. EXISTENCE; POWER. The Borrower and each of its Subsidiaries (other than Dormant Companies) (a) is duly organized or formed, validly existing and in good standing as a corporation, limited liability company or partnership, as the case may be, under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority to carry on its business and to execute, deliver and perform its respective obligations under each Loan Document to which it is a party, and (c) is duly qualified to transact business, and is in good standing, in each jurisdiction where such qualification is required, except in the case of clause (c), where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.2. ORGANIZATIONAL POWER; AUTHORIZATION. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, member or partner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

            SECTION 4.3. GOVERNMENTAL AND THIRD PARTY APPROVALS; NO CONFLICTS. The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person, except those as have been obtained or made and are in full force and effect, (b) will not violate any

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

Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling (c) will not violate or result in a default under any indenture, material Contractual Obligation binding on the Borrower or any Subsidiary or any of its respective assets or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens (if any) created under the Loan Documents. Other than as described on Schedule 4.3 hereto, no Loan Party is in default under any Contractual Obligations referenced to in subsection (c) immediately above.

            SECTION 4.4. FINANCIAL STATEMENTS. The Borrower has furnished to the Administrative Agent and each Lender (a) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2003 and the related audited consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended prepared by KPMG accompanied by an internally prepared consolidating balance sheet of the Borrower and its Subsidiaries as of such date and related consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended and (b) the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of June 30, 2004, and the related unaudited consolidated and consolidating statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by a Responsible Officer. Such financial statements fairly present in all material respects the consolidated and consolidating financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in subsection (b). Since December 31, 2003, there have been no changes, events, acts, conditions or occurrences of any nature, singly or in the aggregate that have had or could reasonably be expected to have a Material Adverse Effect. Since the December 31, 2003, no Consolidated Party has made any Restricted Payment except as permitted pursuant to Section 7.5.

            SECTION 4.5. LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) Except for matters set forth on Schedule 4.5(a), no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner challenges the validity or enforceability of this Agreement or any other Loan Document. With respect to any pending litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities, no events, acts or conditions have occurred in respect of or in relation to any such pending litigation, investigation or proceeding that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (b) Except for the matters set forth on Schedule 4.5(b) and except for matters which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability in each case.

            SECTION 4.6. COMPLIANCE WITH LAWS AND AGREEMENTS. Except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and except as disclosed on
Schedule 4.3 with respect to clause (b) immediately below, the Borrower and each Subsidiary is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority, and (b) all Contractual Obligations of such Consolidated Parties.

            SECTION 4.7. INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any Subsidiary is (a) an "investment company" or is "controlled' by an "investment company" as such terms are defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

            SECTION 4.8. TAXES. The Borrower and its Subsidiaries and each other Person for whose taxes the Borrower or any Subsidiary are liable, have timely filed or caused to be filed all federal, state and foreign tax returns and all other tax returns or reports that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or reports or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

            SECTION 4.9. MARGIN REGULATIONS. None of the proceeds of any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose that violates the provisions of Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock".

            SECTION 4.10. ERISA. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

            SECTION 4.11. OWNERSHIP OF PROPERTY.

            (a) The Borrower and each Subsidiary (other than the Dormant Company) has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business free and clear of all Liens prohibited by this Agreement.

            (b) The Borrower and each Subsidiary owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

            (c) The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Borrower, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or any applicable Subsidiary operates.

            SECTION 4.12. DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders, all agreements, instruments, and corporate or other restrictions to which the Borrower or any Subsidiary is subject, and all other matters known to any of them, with respect to any of the foregoing, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

            SECTION 4.13. LABOR RELATIONS. There are no strikes, lockouts or other labor disputes or grievances against the Borrower or any Subsidiary, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any Subsidiary, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of such Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.14. SUBSIDIARIES. As of the Closing Date, Schedule 4.14 sets forth the exact legal name of, the percentage and type of ownership interest in, the name of the Person who is the record owner of, the jurisdiction of incorporation or formation of, and the type of, each Subsidiary and Affiliate of the Borrower, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case, as of the Closing Date.

            SECTION 4.15. SOLVENCY. The Borrower is Solvent (including after giving effect to all Borrowings on the Closing Date).

            SECTION 4.16. INDEBTEDNESS AT CLOSING DATE. As of the Closing Date, neither the Borrower nor any Consolidated Subsidiary has any Indebtedness except as set forth on Schedule 4.16.

            SECTION 4.17. OFAC. No Loan Party (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury's Office of Foreign Assets Control regulation or executive order.

            SECTION 4.18. PATRIOT ACT. Each Loan Party is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

            SECTION 4.19. DORMANT COMPANIES. Except as set forth on Schedule 4.19, the Dormant Company does not own any material assets or have any outstanding Indebtedness or other material liabilities. The aggregate revenues and assets of the Dormant Company is less than 1% of the aggregate revenues and assets of the Borrower and its Subsidiaries on a consolidated basis.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or any Letter of Credit remains outstanding:

            SECTION 5.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will deliver to the Administrative Agent:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by KPMG LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit), accompanied by (i) a certificate from such accountants to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Consolidated Subsidiaries (including Space & Technology / Montreal and any other discontinued operations) for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (ii) an internally prepared consolidating balance sheet and related consolidating statements of income, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year;

            (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated and consolidating statements of income and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (including Space & Technology / Montreal and any other discontinued operations) on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with the delivery of the financial statements referred to in subsections (a) and (b) above, a certificate of the Chief Financial Officer or treasurer of the Borrower, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with the delivery of the financial statements referred to in subsection (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

            (f) promptly after delivery to the recipient thereof, copies of all notices and financial information relating to any Consolidated Party delivered to any Person in accordance with the Canadian Revolving Credit Agreement; and

            (g) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.2. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default or Event of Default;

            (b) the occurrence of any "Default" or "Event of Default" under and as defined in the Canadian Revolving Credit Agreement;

            (c) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (d) the occurrence of any event or any other development (which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect) by which the Borrower or any Consolidated Subsidiary
(i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability;

            (e) the occurrence of any ERISA Event; and

            (f) any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

            Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

            SECTION 5.3. EXISTENCE. The Borrower will, and will cause each of the Subsidiaries (other than the Dormant Company) to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section
7.3 or any disposition permitted by Section 7.6.

            SECTION 5.4. COMPLIANCE WITH LAWS, ETC. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.5. PAYMENT OF OBLIGATIONS.

            (a) The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all other Obligations provided for in this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

            (b) The Borrower will, and will cause each of the Subsidiaries to, pay and discharge at or before maturity, all Indebtedness and other monetary obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.6. BOOKS AND RECORDS. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Borrower in conformity with GAAP.

            SECTION 5.7. VISITATION, INSPECTION, ETC. The Borrower will, and will cause each of the Subsidiaries to, permit any representative of the Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

            SECTION 5.8. MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of the Subsidiaries (other than the Dormant Company) to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations.

            SECTION 5.9. USE OF PROCEEDS AND LETTERS OF CREDIT. The Borrower will use the proceeds of all Loans solely to refinance Indebtedness owing to the Persons referenced in the Statement of Funds Flow on the Closing Date, and thereafter to finance working capital needs and capital expenditures of the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower and its Subsidiaries. Notwithstanding the foregoing, the Borrower will not, directly or indirectly, use the proceeds of any Loan or any Letter of Credit to make any loan or other advance to, or Investment in, the Dormant Company. All Letters of Credit will be used solely for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

            SECTION 5.10. ADDITIONAL SUBSIDIARIES.

            If any Subsidiary is acquired, formed or created after the Closing Date, the Borrower will, within five Business Days, notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is not a Foreign Subsidiary, will cause such Subsidiary to become a Subsidiary Loan Party by executing an agreement in the form of Annex I to Exhibit E and will cause such Subsidiary to become a party to each of the Collateral Documents, and (b) will cause such Subsidiary to deliver simultaneously therewith similar documents applicable to such Subsidiary required under Section 3.1 as reasonably requested by the Administrative Agent.

            SECTION 5.11. AMENDMENT TO CANADIAN LOAN DOCUMENTS. If at any time on or after the Closing Date the Borrower or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or agrees to, any new agreement with the holders of the Canadian Facility Indebtedness or, without derogating from any of the restrictions contained herein, any amendment, modification or supplement of any agreement which relates to the Canadian Loan Documents in any manner the effect of which would be (a) to create, amend or add covenants or obligations of the Borrower and the Subsidiaries which are in addition to those contained herein or (b) more restrictive on the Borrower or any Subsidiary than are the covenants contained in the Loan Documents, then this Agreement and the other Loan Documents shall, without any further action on the part of the Borrower, any Subsidiary, the Administrative Agent or any Lender, be deemed to be amended automatically to include each such additional covenant or provision. The Borrower further covenants to promptly, and in any event within 15 Business Days, execute and deliver, or to cause to be executed and delivered, at its expense (including, without limitation, the fees and expenses of counsel for the Administrative Agent) a document or documents which amend this Agreement and the other Loan Documents in form and substance satisfactory to the Administrative Agent to reflect any amendment, modification or supplement of any covenants or provision in this Agreement or the other Loan Documents pursuant to this Section 5.11, provided that the execution and delivery of such document shall not be a precondition to the effectiveness of such amendment, modification or supplement. The provisions of this Section 5.11 shall apply successively to each amendment, modification or supplement so that the Lenders shall have the benefit of every such amendment, modification or supplement. In the event that the terms of any Canadian Loan Documents are amended, modified or supplemented, the Borrower shall promptly deliver, or cause to be delivered, to the Administrative Agent a certified copy of such amendment, modification or supplement.

            SECTION 5.12. ADDITIONAL REAL PROPERTY; LEASED LOCATIONS.

            (a) To the extent otherwise permitted hereunder, if, after the Closing Date, any Loan Party proposes to acquire (i) a fee ownership in Real Property or (ii) a leasehold interest in Real Property pursuant to which the lease agreement governing such leasehold interest requires the payment of annual rent in excess of $100,000, such Loan Party shall at the time of such acquisition provide to the Administrative Agent all Real Estate Documents requested by the Administrative Agent granting the Administrative Agent a first priority Lien on such Real Property, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s) and, if required by the Administrative Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

            (b) To the extent otherwise permitted hereunder, if any Loan Party proposes to lease any Real Property where Collateral with an aggregate value of $250,000 or more will be located, it shall first provide to the Administrative Agent a copy of such lease and a landlord's agreement or bailee letter, as applicable, from the landlord of any leased property or bailee with respect to any warehouse, processor converter facility or other location where such Collateral will be stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to the Administrative Agent.

            SECTION 5.13. DISPUTE RESERVE. The Borrower shall ensure that the aggregate of: (x) the unused Revolving Commitment of all Lenders hereunder; (y) the unused "Revolving Commitment" (as such term is defined in the Canadian Revolving Credit Agreement) of all Canadian Lenders under the Canadian Revolving Credit Agreement; and (z) all amounts held in cash or maintained in Permitted Investments by the Consolidated Parties minus, if applicable, any taxes or other costs incurred or to be incurred by a Foreign Subsidiary in connection with the transfer or repatriation of such amounts to a Consolidated Party located in the United States, at all times equals or exceeds $5,000,000 until such time as MacDonald Dettwiler has provided the Canadian Borrower with a letter, in form and content satisfactory to the Administrative Agent in its sole discretion, rescinding any notices and/or declarations by MacDonald Dettwiler that the Borrower is in default or breach under the MacDonald Dettwiler Contract.

            SECTION 5.14. NOTICES IN CONNECTION WITH MACDONALD DETTWILER CONTRACT. Until such time as MacDonald Dettwiler has provided the Canadian Borrower with a "no default" letter as described in Section 5.13, the Borrower will promptly furnish to the Administrative Agent and each Lender:

            (a) all material correspondence between the Borrower or the Canadian Borrower and MacDonald Dettwiler in connection with the MacDonald Dettwiler Contract;

            (b) notice of any failure by either party to the MacDonald Dettwiler Contract to effect timely performance of its obligations thereunder;

            (c) notice of all material events in connection with the MacDonald Dettwiler Contract, including, without limitation, meetings between senior management of the Borrower or the Canadian Borrower and MacDonald Dettwiler to discuss performance under or settlement of claims under the MacDonald Dettwiler Contract;

            (d) copies of each weekly report issued by the Borrower or the Canadian Borrower pursuant to the letter dated October 21, 2004 between the Canadian Borrower and MacDonald Dettwiler;

            (e) notice of any dispute or other matter in connection with the MacDonald Dettwiler Contract that has had or is likely to have a Material Adverse Effect;

            (f) notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Borrower or the Canadian Borrower in connection with the MacDonald Dettwiler Contract;

            (g) unless otherwise provided in compliance with Section 3.2(f) hereof within the immediately preceding 30 days, on the first day of each month, evidence, satisfactory to the Administrative Agent, of the Borrower's compliance with Section 5.13; and

            (h) such other information in connection with the MacDonald Dettwiler Contract as the Administrative Agent may from time to time reasonably request.

            SECTION 5.15. FURTHER ASSURANCES. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

            The Borrower covenants and agrees that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or any Obligations remain unpaid or any Letter of Credit remains outstanding:

            SECTION 6.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, as at the end of each fiscal quarter of the Borrower set forth below, to exceed the ratio set forth opposite such period:

              PERIOD                     RATIO
---------------------------------     ------------
        December 31, 2004             3.25 to 1.00

          March 31, 2005              3.15 to 1.00

      June 30, 2005 through
        September 30, 2005            3.00 to 1.00

   December 31, 2005 through
        September 30, 2006            2.75 to 1.00

 December 31, 2006 and thereafter     2.50 to 1.00

            SECTION 6.2. FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio, as at the end of each fiscal quarter of the Borrower, to be less than 1.50 to 1.00. The foregoing covenant shall be calculated and tested quarterly on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2004.

            SECTION 6.3. MINIMUM NET WORTH. The Borrower will maintain a Net Worth in an amount equal to or greater than the sum of (a) $113,000,000, plus
(b) 50% of cumulative positive Consolidated Net Income accrued after April 3, 2004, plus (c) 100% of the Net Proceeds from any Equity Offering; provided, that the Net Proceeds of an Equity Offering of a debt security that is convertible into or exchangeable for capital stock of the Borrower or a debt security that is issued with a warrant or other instrument to purchase capital stock of the Borrower shall not be required to be added under this clause (c) unless and until such debt security is converted into or exchanged for, or such warrant or other instrument is exercised for, capital stock of the Borrower. The foregoing covenant shall be calculated and tested quarterly on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending December 31, 2004.

            SECTION 6.4. MINIMUM EBITDA. The Borrower will not permit Consolidated EBITDA for the nine-month period ending on September 30, 2004 to be less than $12,500,000.

For purposes of calculating and determining compliance with the financial covenants in this Article VI, all activities, operations and financial results of Space & Technology / Montreal and any other discontinued operations of the Consolidated Parties shall be included as if such division or other discontinued operations were continuing operations of the Consolidated Parties at all times.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

            The Borrower covenants and agrees that, from and after the Closing Date, so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or any Letter of Credit remains outstanding:

            SECTION 7.1. INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness created pursuant to the Loan Documents;

            (b) Indebtedness existing on the Closing Date and set forth on
Schedule 4.16;

            (c) Indebtedness of any Consolidated Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including Capital Lease Obligations) and any extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, that such Indebtedness permitted by this subsection (c), (i) shall be incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements and (ii) does not, in the aggregate, exceed $2,000,000 at any time outstanding;

            (d) (i) Indebtedness of any Loan Party owing to another Loan Party and (ii) Indebtedness of any Foreign Subsidiary owing to a Loan Party (other than the Dormant Company) to the extent permitted under Section 7.4(h);

            (e) Guarantees by any Consolidated Subsidiary of Indebtedness of the Borrower and guarantees by the Borrower of Indebtedness of any Consolidated Subsidiary (other than the Dormant Company); provided, that any Indebtedness of the Borrower which is guaranteed by a Consolidated Subsidiary and any Indebtedness of any Consolidated Subsidiary which is guaranteed by the Borrower must otherwise be permitted under this Section 7.1;

            (f) Indebtedness of the Borrower in respect of obligations under Hedging Transactions permitted by Section 7.10;

            (g) Canadian Facility Indebtedness, including amendments, supplements or modifications thereof on the terms and conditions herein; provided that the aggregate principal amount (as the same may be permanently reduced from time to time) of Canadian Facility Indebtedness shall not be increased at any time; and

            (h) other unsecured Indebtedness of the Borrower and the Consolidated Subsidiaries (other than the Dormant Company) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

            SECTION 7.2. NEGATIVE PLEDGE. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired or, except:

            (a) Permitted Encumbrances and Liens in favor of the Collateral Agent or the Lenders under the Loan Documents;

            (b) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided, that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

            (c) purchase money Liens, reservations of ownership, rights of the lessor or other similar title retention devises to secure indebtedness permitted pursuant to Section 7.1(c); provided, that (i) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof and (ii) such Lien does not extend to any other asset;

            (d) Liens securing the Canadian Facility Indebtedness; and

            (e) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (d) of this Section; provided, that the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

            SECTION 7.3. FUNDAMENTAL CHANGES.

            (a) The Borrower will not, and will not permit any Subsidiary (other than the Dormant Company) to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge with or into the Borrower if the Borrower is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary (other than the Dormant Company); provided, that if any party to such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary (other than the Dormant Company); provided, that a Subsidiary Loan Party may only sell, lease or otherwise dispose of all or substantially all of its assets to the Borrower or another Subsidiary Loan Party, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Subsidiary may be sold so long as such sale is permitted under Section 7.6; provided, that any merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.

            (b) The Borrower will not, and will not permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Closing Date and businesses reasonably related thereto. The Borrower will not permit the Dormant Company to own any material assets or incur any Indebtedness or other material liabilities. The Borrower will not at any time permit the aggregate revenues and assets of the Dormant Company to exceed 1% of the aggregate revenues and assets of the Borrower and its Subsidiaries on a consolidated basis.

            SECTION 7.4. INVESTMENTS, LOANS, ACQUISITIONS, ETC. The Borrower will not, and will not permit any Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger), any capital stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to (including intercompany loans or advances), Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any Person (all of the foregoing being collectively called "INVESTMENTS"), or consummate any Acquisitions or make any Restricted Investments, except:

            (a) Permitted Investments;

            (b) Guarantees or Indebtedness permitted by Section 7.1;

            (c) Investments made by any Consolidated Subsidiary (other than the Dormant Company) in or to any Loan Party;

            (d) Investments made by the Borrower in the form of Indebtedness of any Subsidiary Loan Party owing to the Borrower;

            (e) loans or advances to employees, officers or directors of the Borrower or any Consolidated Subsidiary (other than the Dormant Company) either
(i) in the ordinary course of business for travel, relocation and other business related expenses or (ii) for purposes of retention or bonuses which, in the case of both clause (i) and (ii) immediately above, do not to exceed an aggregate amount of $500,000 (determined without regard to any write-downs, write-offs or forgiveness of the principal amount of any such loans) in any fiscal year;

            (f) Hedging Obligations permitted by Section 7.10;

            (g) Investments (other than Permitted Investments) existing on the Closing Date and set forth on Schedule 7.4 (including Investments in Consolidated Subsidiaries); provided, that, with respect to any Investment set forth on Schedule 7.4 in or to a Consolidated Subsidiary that is not a Subsidiary Loan Party, such Investment may not be increased;

            (h) Investments in Foreign Subsidiaries (other than the Dormant Company) that are organized in Canada in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Borrower; provided, that, if, in any fiscal year of the Borrower, the Canadian Borrower sells Space & Technology / Montreal, such Investments under this clause (h) may be in an aggregate amount not to exceed $10,000,000 in such fiscal year and any fiscal year thereafter;

            (i) Investments in Foreign Subsidiaries owned by LXE, Inc. in an aggregate amount not to exceed 25% of the total amount of Restricted Payments made by such Foreign Subsidiaries to LXE, Inc. since the Closing Date; and

            (j) other Investments (other than Investments in Foreign Subsidiaries that are organized in Canada) which in the aggregate do not exceed $2,500,000 in any fiscal year of the Borrower.

Notwithstanding the foregoing, no Investment shall be made, directly or indirectly, by the Borrower or any of its Subsidiaries in the Dormant Company.

            SECTION 7.5. RESTRICTED PAYMENTS.. The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment or prepayment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of capital stock, or Indebtedness subordinated in any manner to the Obligations, or any options, warrants, or other rights to purchase such capital stock or such Indebtedness, whether now or hereafter outstanding (each, a "RESTRICTED PAYMENT"), except for (a) dividends payable by the Borrower solely in shares of any class of its capital stock; (b) Restricted Payments made by any

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Subsidiary to the Borrower or to another Subsidiary (other than the Dormant
Company) and (c) so long as no Default or Event of Default then exists or would be caused thereby, cash payments made for the purpose of purchasing, redeeming, retiring or otherwise acquiring shares of capital stock from employees of the Borrower or any Consolidated Subsidiary which payments in the aggregate do not exceed $500,000 in any fiscal year.

            SECTION 7.6. SALE OF ASSETS. The Borrower will not, and will not permit any Subsidiary (other than the Dormant Company) to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its respective assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's capital stock to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower (other than the Dormant Company) (or to qualify directors if required by applicable law) (each of the foregoing, an "Asset Disposition"), except:

            (a) the sale or other disposition for fair market value of obsolete or worn-out property or other property not necessary for operations disposed of in the ordinary course of business;

            (b) the sale of inventory and Permitted Investments in the ordinary course of business;

            (c) the sale of Space & Technology / Montreal; and

            (d) the sale or other disposition of such assets in an aggregate amount in any fiscal year of the Borrower not to exceed $2,500,000.

            SECTION 7.7. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and Wholly-Owned Subsidiaries not involving any other Affiliates (subject to limitations in Section 7.4) and (c) any Restricted Payment permitted by Section 7.5. Notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, the Dormant Company.

            SECTION 7.8. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any Contractual Obligation that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its capital stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to

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transfer any of its property or assets to the Borrower or any Subsidiary;
provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement, or any other Loan Document or the Canadian Revolving Credit Agreement as in existence on the Closing Date, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is sold and such sale is permitted hereunder, and (iii) subsection (a) immediately above shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness.

            SECTION 7.9. SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

            SECTION 7.10. HEDGING TRANSACTIONS. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Transaction under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

            SECTION 7.11. AMENDMENT TO ORGANIZATIONAL DOCUMENTS. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its articles or certificate of incorporation, bylaws or other organizational documents.

            SECTION 7.12. ACCOUNTING CHANGES; CHANGE OF FISCAL YEAR. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform to that of the Borrower.

            SECTION 7.13. LIMITATION ON LOCATION OF COLLATERAL. The Borrower will not, and will not permit any Subsidiary to, store, keep or otherwise locate any Collateral having an aggregate fair market value in excess of $500,000 at its facility located at 2800 Colonnades Court, Building 25 Northwoods Business Park, Norcross GA, unless the Borrower has delivered a landlord's agreement

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from the landlord with respect to such location to the Administrative Agent, which agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

            SECTION 8.1. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under subsection (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; or

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by the Borrower or any Subsidiary or any representative of the Borrower or any Subsidiary pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

            (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3 (with respect to the Borrower's existence), 5.10, 5.11 or Articles VI or VII; or

            (e) the Borrower or any Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in subsections (a), (b) and (d) above), and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (f) any Consolidated Party (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness which exceeds $1,000,000 individually or in the aggregate, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the

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applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

            (g) the Borrower or any Material Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

            (i) the Borrower or any Material Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail generally to pay, its debts as they become due; or

            (j) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower or any Consolidated Subsidiary in an aggregate amount exceeding $1,000,000; or

            (k) any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or any Consolidated Subsidiary, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (l) any non-monetary judgment shall have been rendered against any Consolidated Party that could reasonably be expected to have a Material Adverse Effect and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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            (m) a Change in Control shall occur or exist; or

            (n) a Consolidated Party is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all of a material part of its business and such order continues for 30 or more days; or

            (o) an "Event of Default" under and as defined in the Canadian Revolving Credit Agreement shall have occurred; or

            (p) the Subsidiary Guaranty Agreement or any Collateral Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Loan Party shall so state in writing, or any Loan Party or other Person shall challenge the validity of or seek to terminate any such Collateral Document or the Subsidiary Guaranty Agreement, any provision of this Agreement or any other Loan Document, then, and in every such event (other than an event with respect to the Borrower described in subsection (g) or (h) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and
(iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either subsection (g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

            SECTION 9.1. APPOINTMENT OF ADMINISTRATIVE AGENT. (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent and any such

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sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included the Issuing Bank with respect to such acts or omissions and
(ii) as additionally provided in this Agreement with respect to the Issuing
Bank.

            SECTION 9.2. NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to

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the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

            SECTION 9.3. LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

            SECTION 9.4. CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

            SECTION 9.5. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

            SECTION 9.6. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

            SECTION 9.7. SUCCESSOR ADMINISTRATIVE AGENT.

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

            (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

            (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations as such under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section
9.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations as such under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

            SECTION 9.8. AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

            SECTION 10.1. NOTICES.

            (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:                    EMS Technologies, Inc.
                                    660 Engineering Drive

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

                                    Norcross, GA  30092
                                    Attention: Chief Financial Officer
                                    Telecopy Number: (770) 447-4397

                With a copy to:     EMS Technologies, Inc.
                                    660 Engineering Drive
                                    Norcross, GA  30092
                                    Attention: General Counsel
                                    Telecopy Number: (770) 447-4397

To the Administrative Agent:        SunTrust Robinson Humphrey
                                    c/o Agency Services
                                    303 Peachtree Street, N. E./ 25th Floor
                                    Atlanta, Georgia 30308
                                    Attention: Agency Services
                                    Telecopy Number: (404) 724-3879

                With a copy to:     SunTrust Bank
                                    303 Peachtree Street, N. E., 3rd Floor
                                    Atlanta, Georgia 30308
                                    Attention: Bradley J. Staples
                                    Telecopy Number: (404) 588-8833

To the Issuing Bank:                SunTrust Bank
                                    25 Park Place, N. E./Mail Code 3706
                                    Atlanta, Georgia 30303
                                    Attention: Jon Conley
                                    Telecopy Number: (404) 588-8129

To the Swingline Lender:            SunTrust Bank
                                    303 Peachtree Street, N.E./ 25th Floor
                                    Atlanta, Georgia 30308
                                    Attention: Agency Services
                                    Telecopy Number: (404) 724-3879

            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when actually delivered by overnight (next-day) delivery, or when transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section.

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

            (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

            SECTION 10.2. WAIVER; AMENDMENTS.

            (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

            (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) except as expressly provided in Section 2.6, increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.24(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; and (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender; or (vii) release all or substantially all collateral (if any) securing any of the Obligations, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person. No amendment which adversely affects the Borrower shall be entered into without the Borrower's written consent.

            SECTION 10.3. EXPENSES; INDEMNIFICATION.

            (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent and its Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket costs and expenses (including, without limitation, the fees, charges and disbursements of outside counsel actually incurred) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party, the Borrower or any other Loan Party arising out of, in connection with, or as a result of
(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party, the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral that may be granted by Borrower or a Subsidiary, or any payments due thereunder, and, if the Borrower fails to pay any stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents when due, or fails to remit to the Administrative Agent or any Lender any such tax with respect to which the Administrative Agent or such Lender has demanded repayment from the Borrower, the Borrower shall save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

            (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under subsections (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

            (e) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

            (f) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 10.4. SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to
it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder and the LC Exposure) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, in the case of any assignment of a Commitment, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Commitments on a non-pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon (i) the execution and delivery of the Assignment and Acceptance by the assigning Lender and assignee Lender, (ii) acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, (iii) consent thereof from the Borrower to the extent required pursuant to this subsection (b) and (iv) if such assignee Lender is a Foreign Lender, compliance by such Person with Section 2.23(e), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.20, 2.21, 2.22 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

            (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the

Lenders, and the Revolving Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time, without the consent of or notice to the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its LC Exposure); provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (A) increase the Revolving Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Revolving Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.24(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (E) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (F) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of the Guaranty Agreement; or (G) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph
(e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.21, 2.22 and 2.23 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, provided such Participant agres to be subject to Section 2.25 as though it were a Lender hereunder. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 2.21 and Section 2.23 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.23 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.23(e) as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.5. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

            (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and of any state court of the State of Georgia located in Fulton County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction in which the property that is the subject of such action or proceeding is located.

            (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan

Document will affect the right of any party hereto to serve process in any other manner permitted by law.

            SECTION 10.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.7. RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

            SECTION 10.8. COUNTERPARTS; INTEGRATION. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

            SECTION 10.9. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.21, 2.22, 2.23, and
10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and in other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

            SECTION 10.10. SEVERABILITY. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 10.11. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

            SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of (i) any information designated in writing as confidential, or that should reasonably be understood by the Administrative Agent and such Lender to be confidential and provided to the Administrative Agent or such Lender in writing by the Borrower or any Subsidiary or (ii) any information designated as confidential which is otherwise provided to the Administrative Agent or such Lender, except that such information may be disclosed (a) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, so long as such information remains confidential, (b) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (c) to the extent required by any regulatory agency or authority, (d) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any

Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (e) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to provisions substantially similar to this Section, to any actual or prospective assignee or Participant or to any prospective contractual counterparty (or its advisor) to any securitization, hedge or other derivative transaction, or (g) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would reasonably accord its own confidential information.

            SECTION 10.13. WAIVER OF EFFECT OF CORPORATE SEAL. The Borrower represents and warrants that neither the Borrower nor any other Loan Party is required to affix its corporate seal to this Agreement or any other Loan Document pursuant to any requirement of law or regulation, agrees that this Agreement is delivered by the Borrower under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

                  (remainder of page left intentionally blank)

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal in the case of the Borrower by its authorized officer as of the day and year first above written.

                                       EMS TECHNOLOGIES, INC.

                                       By____________________________________
                                          Name:
                                          Title:

                                       [SEAL]

                                       SUNTRUST BANK
                                       AS ADMINISTRATIVE AGENT, AS ISSUING BANK,
                                       AS SWINGLINE  LENDER AND AS A LENDER

                                       By____________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                         Revolving Commitment: $25,000,000
                                                LC Commitment: $10,000,000
                                         Swingline Commitment: $5,000,000

                                       BANK OF AMERICA, NATIONAL ASSOCIATION
                                       (CANADA BRANCH), AS A LENDER

                                       By___________________________________
                                          Name: ____________________________
                                          Title:____________________________

                                         Revolving Commitment: $0

                               [SIGNATURE PAGE TO
                           REVOLVING CREDIT AGREEMENT]

                                   SCHEDULE I

                   APPLICABLE MARGIN AND APPLICABLE PERCENTAGE

                                                                      Applicable        Applicable
                                  Applicable         Applicable     Percentage for    Percentage for
  Pricing        Leverage         Margin for      Margin for Base      Commitment    Letter of Credit
   Level          Ratio        Eurodollar Loans     Rate Loans           Fee               Fees
-----------  ---------------   ----------------   ---------------   --------------   ----------------
   I         Less than
             1.00:1.00
                                   2.25% p.a.         .75% p.a.       .375% p.a.        2.25% p.a.

  II         Less than
             1.50:1.00 but
             greater than
             or equal to
             1.00:1.00             2.50% p.a.        1.00% p.a.       .375% p.a.        2.50% p.a.

  III        Less than
             2.00:1.00 but
             greater than
             or equal to
             1.50:1.00             2.75% p.a.        1.25% p.a.        .50% p.a.        2.75% p.a.

  IV         Less than
             2.50:1.00 but
             greater than
             or equal to
             2.00:1.00             3.00% p.a.        1.50% p.a.        .50% p.a.        3.00% p.a.

   V         Greater than
             or equal to
             2.50:1.00             3.50% p.a.        2.00% p.a.        .50% p.a.        3.50% p.a.


                                  SCHEDULE 1.1

                           EXISTING LETTERS OF CREDIT

                                  SCHEDULE 4.3

                        EXCLUDED CONTRACTUAL OBLIGATIONS

                  [Describe dispute with McDonnell [Radarsat]]

                                 SCHEDULE 4.5(a)

                                   LITIGATION

                                 SCHEDULE 4.5(b)

                              ENVIRONMENTAL MATTERS

                                  SCHEDULE 4.14

                           SUBSIDIARIES AND AFFILIATES

                                  SCHEDULE 4.16

                                  INDEBTEDNESS

                                  SCHEDULE 4.19

                   ASSETS AND LIABILITIES OF DORMANT COMPANIES

                                  SCHEDULE 7.2

                                 EXISTING LIENS

                                  SCHEDULE 7.4

                              EXISTING INVESTMENTS

                                    EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

                                                           [date to be supplied]

      Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among EMS Technologies, Inc., a Georgia corporation, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

      _____________________ (the "Assignor") hereby sells and assigns, without recourse, to _____________________, the assignee designated below (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Revolving Commitment of the Assignor on the Assignment Date and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the LC Exposure and the Swingline Exposure of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

      This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.23(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The Assignee shall pay the fee payable to the Administrative Agent pursuant to Section 10.4(b) of the Credit Agreement.

      This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Georgia.

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                                             Percentage Assigned
                                             Revolving Commitment (set
                                             forth, to at least 8 decimals,
                                             as a percentage of the aggregate
                         Principal Amount    Revolving Commitments of
     Facility                Assigned        all Lenders thereunder)
________________________________________________________________________________

Revolving Loans:         $___________                    %

The terms set forth above are hereby agreed to:

                               [Name of Assignor], as Assignor

                               By:  ____________________________________________
                                    Name:
                                    Title:

                               [Name of Assignee], as Assignee

                               By:  ____________________________________________
                                    Name:
                                    Title:

Each of the undersigned hereby consents to the within assignment: 1

EMS TECHNOLOGIES, INC.                     SunTrust Bank, as
                                           Administrative Agent:

By:  _______________________                By:  _______________________________
     Name:                                       Name:
     Title:                                      Title:

                                            SunTrust Bank, as
                                            Issuing Bank:

                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            SunTrust Bank, as
                                            Swingline Lender:

                                            By:  _______________________________
                                                 Name:
                                                 Title:

--------------------------
1 Consents to be included to the extents requited by Section 10.4(b) of the Credit Agreement.

                                    EXHIBIT B

                                     FORM OF
                                PLEDGE AGREEMENT

                                 To Be Provided

                                    EXHIBIT C

                                     FORM OF
                              REVOLVING CREDIT NOTE

[$___________]
                                                               December 10, 2004

      FOR VALUE RECEIVED, the undersigned, EMS Technologies, Inc., a Georgia corporation (THE "BORROWER"), hereby unconditionally promises to pay to the order of ________________________ (the "LENDER") or its registered assigns, at the office of SunTrust Bank ("SUNTRUST") at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, on the Commitment Termination Date (as defined in the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among the Borrower, the Lenders from time to time party thereto and SunTrust, as Administrative Agent for the Lenders), the principal amount of ________________, or if the outstanding principal amount of all Revolving Loans is different than such amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further unconditionally promises to pay all costs of collection, including reasonable attorneys' fees.

      The Borrower unconditionally promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

      All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

      This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE

CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                 EMS TECHNOLOGIES, INC.

                                 By:  __________________________________________
                                        Name:
                                        Title:

                                 [SEAL]

                               LOANS AND PAYMENTS

                                         Unpaid Principal     Name of Person
           Amount and      Payments of      Balance of            Making
Date      Type of Loan      Principal          Note              Notation
----      -------------     ---------          ----              --------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------
----      -------------    ----------    ----------------     --------------

                                    EXHIBIT D

                                     FORM OF
                               SECURITY AGREEMENT

                                 TO BE PROVIDED

                                    EXHIBIT E

                                     FORM OF
                          SUBSIDIARY GUARANTY AGREEMENT

      SUBSIDIARY GUARANTY AGREEMENT dated as of December 10, 2004 (this "Guaranty"), among each of the Subsidiaries listed on Schedule I hereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of EMS Technologies, Inc., a Georgia corporation (the "Borrower"), and SUNTRUST BANK, a Georgia banking corporation as Administrative Agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

      Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto (the "Lenders"), and the Administrative Agent for the Lenders.

       The Lenders have agreed to make Loans to the Borrower, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Guarantors is a direct or indirect domestic Subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the Issuing Bank. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Guarantors of a Subsidiary Guaranty Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit, the Guarantors are willing to execute this Guaranty.

      Accordingly, the parties hereto agree as follows:

      1. DEFINITIONS. The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.

      2. GUARANTY OF PAYMENT AND PERFORMANCE. Each Guarantor hereby guarantees, jointly and severally, to the Lenders, the Administrative Agent and the Collateral Agent, the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations, including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and the operation of Sections 502(b) and 506(b) of the Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent, any Lender or the Collateral Agent first attempt to collect any of the Obligations from the Borrower or resort to any collateral security or other means of obtaining payment. The obligations of each Guarantor hereunder with respect to such Obligations shall be primary and shall, upon demand by the Administrative Agent or the Collateral Agent, as applicable, following an Event of Default, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders, the Administrative Agent and the Collateral Agent, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by the Guarantors hereunder may be required by the Administrative Agent on any number of occasions. All payments by any Guarantor hereunder shall be made to the Administrative Agent or the Collateral Agent, as applicable, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the Lenders and the Administrative Agent.

      3. GUARANTORS' AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. (a) Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent or the Collateral Agent, as applicable, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Administrative Agent, the Collateral Agent or any Lender in connection with the Obligations and this Guaranty, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest after an Event of Default set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

        (b) Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent or the Collateral Agent, as applicable, on demand, all costs and expenses (including court costs and legal expenses actually incurred) incurred or expended by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement of the Obligations and this Guaranty, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest after an Event of Default set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

      4. WAIVERS BY GUARANTORS; LENDERS' FREEDOM TO ACT. Each Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Collateral Agent or any Lender with respect thereto. Each Guarantor waives, except to the extent that any such waiver would be expressly prohibited by law, promptness, diligences, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligations, (iv) the addition, substitution or release of any entity or other Person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which the Administrative Agent, the Collateral Agent or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which the Administrative Agent, the Collateral Agent or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law, which would otherwise prevent the Administrative Agent, the Collateral Agent or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after the Administrative Agent's, the Collateral Agent's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Administrative Agent or any Lender.

      5. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWER. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Borrower by reason of the Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

      6. SUBROGATION; SUBORDINATION.

            6.1. WAIVER OF RIGHTS AGAINST BORROWER. Until the final payment in cash and performance in full of all of the Obligations, no Guarantor shall exercise, and each Guarantor hereby waives, any rights against the Borrower arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and no Guarantor will prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the Borrower in respect of any liability of such Guarantor to the Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender.

            6.2 SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrower for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full in cash of all of the Obligations. Each Guarantor agrees that, if an Event of Default exists, no Guarantor will demand, sue for or otherwise attempt to collect any such indebtedness of the Borrower to any Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders, the Collateral Agent and the Administrative Agent and be paid over to the Administrative Agent or the Collateral Agent, for the benefit of the Lenders, the Collateral Agent and the Administrative Agent, on account of the Obligations without affecting in any manner the liability of any Guarantor under the other provisions of this Guaranty.

            6.3 PROVISIONS SUPPLEMENTAL. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Lenders and the Administrative Agent or the Collateral Agent under any separate subordination agreement which the Administrative Agent or the Collateral Agent may at any time and from time to time enter into with any Guarantor for the benefit of the Lenders, the Collateral Agent and the Administrative Agent.

      7. SECURITY; SETOFF. Each Guarantor grants to the Administrative Agent and each of the Lenders, as security for the full and punctual payment and performance of all of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Administrative Agent or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Administrative Agent or such Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations and in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, after the occurrence and during the continuance of an Even of Default, the Administrative Agent and the Lenders are hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Administrative Agent or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

      8. FURTHER ASSURANCES. Each Guarantor agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may reasonably consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders, the Collateral Agent and the Administrative Agent hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrower and that such Guarantor will look to the Borrower and not to the Administrative Agent or any Lender in order for such Guarantor to keep adequately informed of changes in the Borrower's financial condition.

      9. TERMINATION; REINSTATEMENT. This Guaranty shall terminate upon (a) payment in full in cash of the Obligations (other than contingent reimbursement and indemnification obligations to the extent no unsatisfied claim has been asserted), (b) termination of the Commitments under the Credit Agreement, and
(c) either termination of all Letters of Credit or delivery by the Borrower of cash collateral or back-up letters of credit issued by a bank acceptable to the Issuing Bank in favor of the Issuing Bank, in amounts and on terms satisfactory to the Issuing Bank, covering all obligations of the Lenders with respect to all Letters of Credit. This Guaranty shall continue to be effective or be reinstated if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment had not been made or value received.

      10. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer its interest under the Credit Agreement, Notes, its interest under the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other Person, and such other Person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with Section 10.4 of the Credit Agreement. No Guarantor may assign any of its obligations hereunder.

      11. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and otherwise in accordance with
Section 10.2 of the Credit Agreement. No failure on the part of Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      12. NOTICES. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on Schedule I attached hereto.

      13. GOVERNING LAW; CONSENT TO JURISDICTION. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA. Each Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of Georgia or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in Section 12. Each Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

      14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Each Guarantor (a) certifies that neither the Administrative Agent or any Lender, nor any representative, agent or attorney of the Administrative Agent, or any Lender, has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this Section 14.

      15. LIMITATION ON GUARANTOR LIABILITY. (a) It is the intent of each Guarantor, the Lenders, the Collateral Agent and the Administrative Agent that each Guarantor's maximum liability hereunder shall not be in excess of:

            (i) in a Proceeding (as defined below) commenced by or against such Guarantor under the Bankruptcy Code, on or within one year from the date on which any of such Guarantor's obligations hereunder are incurred, the maximum amount which would not otherwise cause such Guarantor's obligations hereunder to be avoidable or unenforceable against such Guarantor under (A) Section 548 of the Bankruptcy Code, or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

            (ii) in a Proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of such Guarantor's obligations hereunder are incurred, the maximum amount which would not otherwise cause such Guarantor's obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

            (iii) in a Proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause such Guarantor's obligations hereunder to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guarantors' obligations hereunder shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions". "Proceeding" means a voluntary case commenced by any Guarantor concerning itself under the Bankruptcy Code or any other applicable bankruptcy laws; or any involuntary case commenced against any Guarantor; or the appointment of, or taking charge by, a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) for all or any substantial part of the property of any Guarantor, or any other proceedings commenced by any Guarantor under any reorganization, arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Guarantor, or any such proceeding commenced against such Guarantor, or the adjudication of any Guarantor to be insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any appointment of any custodian or the like suffered by any Guarantor for it or any substantial part of its property; or a general assignment by any Guarantor for the benefit of its creditors).

      (b) To the end set forth in Section 15(a), but only to the extent that such Guarantor's obligations hereunder would otherwise be subject to avoidance under the Avoidance Provisions, if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for such obligations, or if such obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of such Guarantor's obligations hereunder are deemed to have been incurred under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause such Guarantor's obligations hereunder, as so reduced, to be subject to avoidance under the Avoidance Provisions.

      (c) This Section 15 shall be applicable only in connection with a Proceeding brought by or against any Guarantor and is intended solely to preserve the rights of the Administrative Agent, the Collateral Agent and Lenders to the maximum extent that would not cause the obligations of such Guarantor to be subject to avoidance under the Avoidance Provisions in connection with any such Proceeding. No Guarantor nor any other Person shall have any right or claim under this Section 15 as against the Administrative Agent, the Collateral Agent or Lenders that would not otherwise be available to such Guarantor or such other Person outside of any Proceeding.

      16. JOINT AND SEVERAL GUARANTEED OBLIGATIONS. This Guaranty shall be continuing, absolute and unconditional and shall remain in full force and effect as to each Guarantor hereunder, despite the fact that a Guarantor shall be dissolved or liquidated or shall otherwise be released or discharged from its obligations hereunder; the obligations of the Guarantors being joint and several and each of the Guarantors is liable for the full amount of the Obligations.

      17. CONTRIBUTION.

            17.1. CONTRIBUTION AND SUBROGATION. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 17.2) that, in the event a payment shall be made by any other Guarantor under this Guaranty (the "Claiming Guarantor"), the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 18, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 17.1 shall be subrogated to the rights of such Claiming Guarantor.

            17.2. SUBORDINATION. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Guarantors under Section 17.1 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required under applicable law or otherwise shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

      18. ADDITIONAL GUARANTORS. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or that was not owned (directly or indirectly) by the Borrower on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor upon becoming a Subsidiary Loan Party. Upon execution and delivery after the date hereof by the Administrative Agent and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

      19. MISCELLANEOUS. This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

      20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts shall constitutes one and the same agreement.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Subsidiary Guaranty Agreement as of the day and year first above written.

                                  EMS INVESTMENT HOLDINGS, INC.

                                  By:         _____________________________
                                              Don T. Scartz
                                              Vice President and Treasurer

                                  LXE, INC.

                                  By:         ______________________________
                                              Don T. Scartz
                                              Treasurer and Assistant Secretary

                                  SUNTRUST BANK, as
                                  Administrative Agent

                                  By:  ________________________________
                                         Name:
                                         Title:

                                SCHEDULE I TO THE
                          SUBSIDIARY GUARANTY AGREEMENT

                                   Guarantors

             Name                             Notice Address for Guarantors

LXE Inc.                                   125 Technology Parkway
                                           Norcross, GA  30071

EMS Investment Holdings, Inc.              6600 Engineering Drive
                                           Norcross, GA  30092

                                 Schedule I to
                                   Exhibit E

                                 ANNEX 1 TO THE
                          SUBSIDIARY GUARANTY AGREEMENT

            SUPPLEMENT NO. _____ dated as of ____________________ (this
"Supplement"), to the Subsidiary Guaranty Agreement (the "Guaranty") dated as of December 10, 2004 among each of the Subsidiaries listed on Schedule I thereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors") of EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower") and SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent (the "Administrative Agent") for the Lenders (as defined in the Credit Agreement referred to below).

            A. Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders from time to time party thereto (the "Lenders") and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            B. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary Loan Party on the date of the Credit Agreement is required to enter into the Guaranty as a Guarantor upon becoming a Subsidiary Loan Party. Section 18 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

            Accordingly, the Administrative Agent and the New Guarantor agree as follows:

            SECTION 1. In accordance with Section 18 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

            SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its

                                     E-1-1
terms and (b) each of the representations and warranties set forth in Article IV of the Credit Agreement that are applicable to a Subsidiary are true and correct as of the date hereof as to such New Guarantor.

            SECTION 3. This Supplement may be executed in counterparts each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received (a) counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent and (b) the documents and opinion required by Section 5.10 of the Credit Agreement. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

            SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

            SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

            SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

            SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

                                     E-1-2

            IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Subsidiary Guaranty Agreement as of the day and year first above written.

                                           [Name of New Guarantor]

                                           By: _________________________________
                                               Name:
                                               Title:
                                               Address:

                                           SUNTRUST BANK, as
                                           Administrative Agent

                                           By: _________________________________
                                               Name:
                                               Title:

                                     E-1-3

                                    EXHIBIT F

                                     FORM OF
                                 SWINGLINE NOTE

$5,000,000
                                                               December 10, 2004

      FOR VALUE RECEIVED, the undersigned, EMS Technologies, Inc., a Georgia corporation (THE "BORROWER"), hereby unconditionally promises to pay to SunTrust Bank (the "SWINGLINE LENDER") or its registered assigns, at the office of SunTrust Bank ("SUNTRUST") at 303 Peachtree Street, N.E., 25th Floor, Atlanta, Georgia 30308, on the Swingline Termination Date (as defined in the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders from time to time party thereto and SunTrust, as Administrative Agent for the Lenders), the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further unconditionally promises to pay all costs of collection, including reasonable attorneys' fees.

      The Borrower unconditionally promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

      All borrowings evidenced by this Swingline Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Swingline Note and the Credit Agreement.

      This Swingline Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS SWINGLINE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE

STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                          EMS TECHNOLOGIES, INC.

                                                          By: __________________
                                                              Name:
                                                              Title:

                                                          [SEAL]

                               LOANS AND PAYMENTS

                                           Unpaid
                                         Principal     Name of Person
          Amount and      Payments of    Balance of        Making
Date    Swingline Loan     Principal        Note          Notation
----    --------------     ---------        ----          --------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------
----    --------------    -----------    ----------     -----------

                                    EXHIBIT G

                                     FORM OF
                          TRADEMARK SECURITY AGREEMENT

                                 TO BE PROVIDED

                                    EXHIBIT H

                                     FORM OF
                            PATENT SECURITY AGREEMENT

                                 TO BE PROVIDED

                                    EXHIBIT I

                                     FORM OF
                       OPINION OF COUNSEL TO LOAN PARTIES

                                 TO BE PROVIDED

                                  EXHIBIT 2.10

                         FORM OF CONTINUATION/CONVERSION

                                     [Date]

SunTrust Bank,
 as Administrative Agent
for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308

Attention:

Dear Sirs:

      Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Conversion/Continuation and the Borrower hereby requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing to be converted or continued as requested hereby:

      (A) Revolving Borrowing to which this request applies(2) and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing:___________________________________________

      (B)   Effective date of election (which is a Business Day):_______________

      (C)   Interest rate basis(3):_____________________________________________

      (D)   Interest Period(4):_________________________________________________

------------------
2 This request shall not apply to Swingline Borrowings, which may not be converted or continued.

3 Eurodollar Borrowing or Base Rate Borrowing; specify for each resulting Borrowing if different options are being elected with respect to different portions thereof pursuant to line (A).

4 Which must comply with the definition of "Interest Period" and end no later than the Commitment Termination Date.

                                Exhibit 2.10 - 1

                                                       Very truly yours,

                                                       EMS TECHNOLOGIES, INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

                                Exhibit 2.10 - 2

                                   EXHIBIT 2.3

                          NOTICE OF REVOLVING BORROWING

                                     [Date]

SunTrust Bank,
 as Administrative Agent
 for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308

Attention:

Dear Sirs:

      Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Revolving Borrowing, and the Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Revolving Borrowing requested hereby:

      (A)   Aggregate principal amount of Revolving Borrowing(5):_______________

      (B)   Date of Revolving Borrowing (which is a Business Day):______________

      (C)   Type of Revolving Borrowing(6):_____________________________________

      (D)   Initial Interest Period(7):_________________________________________

      (E) Location and number of account to which proceeds of Revolving Borrowing are to be disbursed:______________________________________

------------------
5 Not less than $5,000,000 for Eurodollar Borrowings or a larger multiple of $1,000,000; not less than $1,000,000 for Base Rate Borrowings, or a larger multiple of $100,000.

6 Eurodollar Borrowing or Base Rate Borrowing.

7 Which must comply with the definition of "Interest Period" and end not later than the Commitment Termination Date.

                                 Exhibit 2.3 - 1

      The Borrower hereby represents and warrants that the conditions specified in Section 3.2 of the Credit Agreement are satisfied.

                                                      Very truly yours,

                                                      EMS TECHNOLOGIES, INC.

                                                      By: ______________________
                                                          Name:
                                                          Title:

                                 Exhibit 2.3 - 2

                                   EXHIBIT 2.5

                          NOTICE OF SWINGLINE BORROWING

                                     [Date]

SunTrust Bank,
 as Administrative Agent
 for the Lenders referred to below
303 Peachtree Street, N.E.
Atlanta, GA  30308

Attention:

Dear Sirs:

      Reference is made to the U.S. Revolving Credit Agreement dated as of December 10, 2004 (as amended and in effect on the date hereof, the "Credit Agreement"), among the undersigned, as Borrower, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This notice constitutes a Notice of Swingline Borrowing, and the Borrower hereby requests a Swingline Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Swingline Borrowing requested hereby:

      (A)   Principal amount of Swingline Loan(8):______________________________

      (B)   Date of Swingline Loan (which is a Business Day)____________________

      (C) Location and number of account to which proceeds of Swingline Loan are to be credited:_________________________________________________

      The Borrower hereby represents and warrants that the conditions specified in Section 3.2 of the Credit Agreement are satisfied.

                                                       Very truly yours,

                                                       EMS TECHNOLOGIES, INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

------------------
8 Not less than $500,000 or a larger multiple of $100,000.

                                 Exhibit 2.5 - 1